As filed with the Securities and Exchange Commission on August 4, 2008
     Registration Statement No. 333-151665

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Invesco Agency Securities Inc.
(Exact name of registrant as specified in its governing instruments)

1555 Peachtree Street, NE
Atlanta, Georgia 30309
(404) 892-0896
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey H. Kupor
c/o Invesco Institutional (N.A.), Inc.
1555 Peachtree Street, NE
Atlanta, Georgia 30309
(404) 892-0896
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square
31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	New York, New York 10036 Tel (212) 735-3574 Fax (917) 777-3574
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2008
Shares
Invesco Agency Securities Inc.
Common Stock

     Invesco Agency Securities Inc. is a newly organized Maryland corporation that will invest in mortgage-backed securities for which a U.S. Government agency or a federally chartered corporation guarantees payments of principal and interest on the securities. We will be externally managed and advised by Invesco Institutional (N.A), Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Invesco Ltd., an independent global investment company listed on the New York Stock Exchange. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner.
     This is our initial public offering and no public market currently exists for our common stock. We are offering            shares of our common stock as described in this prospectus. We expect the initial public offering price of our common stock to be $      per share. We have applied to have our common stock listed on the New York Stock Exchange under the symbol “IVR.”
     Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to one or more subsidiaries of Invesco Ltd., who we refer to collectively in this prospectus as the Invesco Purchaser,           shares of our common stock and           units of limited partnership interest in our operating partnership, in each case at the price per share in this offering, for an aggregate of $      million. Upon completion of this offering and the concurrent private placement, the Invesco Purchaser will beneficially own       % of our outstanding common stock (or       % if the underwriters fully exercise their option to purchase additional shares). Assuming that all           units of limited partnership interest are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own       % of our outstanding common stock upon completion of this offering and the concurrent private placement (or       % if the underwriters fully exercise their option to purchase additional shares).
     We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2008. To assist us in qualifying as a real estate investment trust, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”
     Investing in our common stock involves risks. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of these risks.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$
     The underwriters may also purchase up to an additional            shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover over-allotments, if any.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The shares will be ready for delivery on or about      , 2008.

Credit Suisse	Morgan Stanley
The date of this prospectus is      , 2008.

     You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Until      , 2008 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY
     This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to Invesco Agency Securities Inc., a Maryland corporation, together with its consolidated subsidiaries, including IAS Operating Partnership LP, a Delaware limited partnership, which we refer to as “our operating partnership;” “our Manager” refers to Invesco Institutional (N.A.), Inc., a Delaware corporation, our external manager; “Invesco” refers to Invesco Ltd, together with its consolidated subsidiaries (other than us), the indirect parent company of our Manager; and “OP units” refers to units of limited partnership interest in our operating partnership. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is sold at $  per share, and (ii) no exercise by the underwriters of their over-allotment option to purchase up to an additional            shares of our common stock.
Our Company
     We are a newly-formed Maryland company that will invest in mortgage-backed securities for which a U.S. Government agency such as the Government National Mortgage Association, or Ginnie Mae, or a federally chartered corporation such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, guarantees payments of principal and interest on the securities. We refer to these securities as Agency MBS. Our Agency MBS investments will include mortgage pass-through securities and collateralized mortgage obligations, or CMOs. We will be externally managed and advised by Invesco Institutional (N.A.), Inc., or our Manager, an SEC-registered investment adviser and indirect wholly-owned subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company with $461.3 billion in managed assets as of June 30, 2008, including approximately $9.7 billion of Agency MBS. We expect to conduct all of our operations through our operating partnership, of which we are the sole general partner.
     Our objective is to provide attractive risk adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We will generate income principally from the spread between yields on our investments and our cost of borrowing, including hedging activities. Our Agency MBS investments will be collateralized by a variety of loans secured by residential real property, including fixed-rate mortgage loans, adjustable-rate mortgage loans and hybrid mortgage loans. We intend to construct a diversified investment portfolio by focusing on security selection and the relative value of various sectors within the Agency MBS market. We intend to finance our investments through short-term borrowings structured as repurchase agreements. Our Manager is in the process of securing commitments for us with a number of repurchase agreement counterparties.
     We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2008. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.
Our Manager
     We will be externally managed and advised by our Manager, an indirect and wholly-owned subsidiary of Invesco. Pursuant to the terms of the management agreement, our Manager will provide us with our management team, including our officers, along with appropriate support personnel. Each of our officers is an employee of Invesco. We do not expect to have any employees. Our Manager is not obligated to dedicate any of its employees exclusively to us, nor is our Manager or its employees obligated to dedicate any specific portion of its or their time to our business. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

     Our Manager’s investment professionals have extensive experience in performing advisory services for funds, other investment vehicles, and other managed and discretionary accounts that focus on investing in Agency MBS. As of June 30, 2008, our Manager managed approximately $19 billion of structured securities, consisting of approximately $9.7 billion of Agency MBS, $4.4 billion of asset-backed securities, or ABS, $3.0 billion of non-Agency MBS and $1.9 billion of commercial mortgage-backed securities, or CMBS. Approximately 81% of our Manager’s existing Agency MBS portfolio is collateralized by fixed-rate mortgage loans, or FRMs and approximately 19% is collateralized by adjustable-rate mortgage loans, or ARMs. We expect that our Manager will continue to manage its existing Agency MBS portfolio and provide management services to its other clients, including affiliates of Invesco. Neither our Manager nor Invesco has previously managed or advised a public REIT.
     We expect to benefit from our Manager’s portfolio management, finance and administration functions, which address legal, compliance, investor relations and operational matters, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.
     Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser           shares of our common stock and           OP units, in each case at the price per share in this offering, for an aggregate of $    million. Upon completion of this offering and the concurrent private placement, the Invesco Purchaser will beneficially own    % of our outstanding common stock (or     % if the underwriters fully exercise their option to purchase additional shares.) Assuming that all      OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or    % if the underwriters fully exercise their option to purchase additional shares). The Invesco Purchaser will agree that, for a period of one year after the date of this prospectus, it will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, dispose of or hedge any of the shares of our common stock or OP units that it purchases in the concurrent private placement, subject to certain exceptions and extension in certain circumstances as described elsewhere in this prospectus.
     Invesco Aim Advisors, Inc., or Invesco Aim Advisors, an affiliate of our Manager, will serve as our sub-adviser. Invesco Aim Advisors will provide input on overall trends in short-term financing markets, make specific recommendations regarding financing of Agency MBS and provide execution services to us. We do not expect our Manager to provide these services to us directly. We will reimburse our Manager for the fees charged by Invesco Aim Advisors pursuant to the expense reimbursement provisions of the management agreement. We expect that the fees charged by Invesco Aim Advisors to our Manager will be substantially similar to the fees Invesco Aim Advisors charges to its other clients for similar services.
About Invesco
     Invesco is one of the largest independent global investment management firms with offices worldwide. As of June 30, 2008, Invesco had 5,331 employees, the majority of whom were located in North America. Invesco operates under the Invesco Aim, AIM Trimark, Atlantic Trust, Invesco, Invesco Perpetual, Invesco PowerShares, and WL Ross & Co brands.
Our Investment Strategy
     We will rely on our Manager’s expertise in identifying assets within our target asset class of Agency MBS. Our Manager’s investment team has a strong focus on security selection and the relative value of various sectors within the agency mortgage market. We expect that the investment team will make investment decisions on our behalf, which will incorporate their views on the economic environment and the outlook for the mortgage market, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, and financing and liquidity, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act.
Our Targeted Investments
      We will target investments in mortgage pass-through certificates and CMOs for which the principal and interest payments are guaranteed by a U.S. Government agency or a federally chartered corporation. Each of these types of Agency MBS is described below.
•	Mortgage Pass-Through Certificates. Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

•	CMOs. CMOs are securities which are structured from U.S. Government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.
     The types of Agency MBS described above are collateralized by either FRMs, ARMs, or hybrid ARMs. Hybrid ARMs are mortgage loans that have interest rates that are fixed for an initial period (typically three, five, seven or 10 years) and thereafter reset at regular intervals subject to interest rate caps. Our allocation between securities collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We intend to take these factors into account when we make investments in various types of Agency MBS.
     In the future we may also invest in debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.
Investment Guidelines
     Our board of directors has adopted the following investment guidelines:
•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;
•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;
•	our assets will be invested in Agency MBS; and
•	until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.
     These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders.
     Our Manager has an investment committee, or Investment Committee, comprised of its officers and investment professionals. The Investment Committee will periodically review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines, and provide to our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines.
Our Financing Strategy
     We intend to employ prudent leverage to increase potential returns to our stockholders and to fund the acquisition of Agency MBS. Our income will be generated primarily by the difference, or net spread, between the income we earn on our investments in Agency MBS and the cost of our financing and hedging activities. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments in Agency MBS will depend upon our Manager’s assessment of a variety of factors, which may include, the anticipated liquidity and price volatility of the assets in our investment portfolio, the gap between the duration of our assets and liabilities including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and housing-related markets, our outlook for the level, slope, and volatility of interest rates, and our outlook for asset spreads relative to the London Interbank Offered Rate, or LIBOR, curve. We expect that we will deploy, on a debt-to-equity basis, from six to ten times leverage on our Agency MBS.
     We expect to finance our investments through short-term borrowings structured as repurchase agreements. Repurchase agreements are financings pursuant to which we will sell our Agency MBS to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the cost, or interest expense, of financing under a repurchase agreement.
     Our Manager is in the process of securing commitments for us with a number of repurchase agreement counterparties.
Risk Management
     As part of our risk management strategy, our Manager will actively manage the financing, interest rate, prepayment and convexity risks associated with holding a portfolio of Agency MBS.
Interest Rate Hedging
     Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets, and on the other hand help us achieve our risk management objective. We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our investment portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf. We may implement part of our hedging strategy through a domestic taxable REIT subsidiary, or TRS, which will be subject to U.S. federal, state and, if applicable, local income tax.
Market Risk Management
     Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest in mortgage-backed securities, investment losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager’s risk management tools include software and services licensed or purchased from third parties, in addition to proprietary software and analytical methods developed by Invesco. There can be no guarantee that these tools will protect us from market risks.

Our Competitive Advantages
     We believe that our competitive advantages include the following:
Significant Experience of Our Manager
     The senior management team of our Manager has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments and has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles. As of June 30, 2008, our Manager managed approximately $19 billion of structured securities, consisting of approximately $9.7 billion of Agency MBS, $4.4 billion of ABS, $3.0 billion of non-Agency MBS and $1.9 billion of CMBS. Approximately 81% of our Manager’s existing Agency MBS portfolio is collateralized by FRMs and approximately 19% is collateralized by ARMs. We expect that our Manager will continue to manage its existing Agency MBS portfolio and provide management services to its other clients, including affiliates of Invesco. Our Manager’s dedicated investment team of 13 professionals has extensive experience analyzing and investing in portfolios of structured securities, including Agency MBS. In addition, an Investment Committee which has a long history of investing in structured securities, including Agency MBS, will oversee our investments and compliance with our investment guidelines. We expect to benefit from this varied expertise, and believe that our Manager’s investment team provides us with a competitive advantage relative to companies investing in Agency MBS that have management teams with less experience.
Access to Extensive Repurchase Agreement Financing and Other Strategic Relationships
     An affiliate of our Manager and a sub-adviser to us, Invesco Aim Advisors, has been active in the repurchase agreement lending market since 1980 and currently has master repurchase agreements in place with a number of counterparties. For the year ended December 31, 2007, Invesco Aim Advisors had provided financing to these counterparties amounting to average daily borrowings outstanding of approximately $21 billion, including approximately $4.9 billion of Agency MBS. Our Manager is in the process of securing commitments from the counterparties to these repurchase agreements to allow us to borrow from them pursuant to Invesco Aim Advisors’ existing repurchase agreements.
     Our Manager and its affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe our Manager’s and its affiliates’ contacts with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.
Disciplined Investment Approach
     We will seek to maximize our risk-adjusted returns through our Manager’s disciplined investment approach, which relies on rigorous quantitative and qualitative analysis. Our Manager will monitor our overall portfolio risk and evaluate the characteristics of our investments in Agency MBS including, but not limited to, loan balance distribution, geographic concentration, property type, occupancy, periodic and lifetime interest rate cap, weighted-average loan-to-value and weighted-average credit score. As a newly organized company with no historical investments, we will build an initial portfolio consisting of currently priced assets and therefore we will likely not be negatively impacted by the recent price declines experienced by many Agency MBS portfolios. We believe this strategy and our commitment to capital preservation will provide us with a competitive advantage when operating in a variety of market conditions.
Access to Our Manager’s Sophisticated Analytical Tools, Infrastructure and Expertise
     We will utilize our Manager’s proprietary and third-party mortgage-related security and portfolio management tools to seek to generate an attractive net interest margin from our portfolio. We intend to focus on in-depth analysis of the numerous factors that influence Agency MBS including: (1) fundamental market and sector review; (2) rigorous cash flow analysis; (3) disciplined security selection; (4) controlled risk exposure; and (5) prudent balance sheet management. In addition, we will utilize these tools to guide the hedging strategies developed by our Manager to the extent consistent with satisfying the requirements for qualification as a REIT. Through the use of the tools described above, we will analyze factors that affect the rate at which mortgage prepayments occur, including changes in the level of interest rates, directional trends in housing prices, general economic conditions, the locations of the properties securing the mortgage loans and other social and demographic conditions in order to acquire Agency MBS that we believe are undervalued. We believe that sophisticated analysis of both macro and micro economic factors will enable us to manage cash flow and distributions while preserving capital. In addition, Invesco’s proprietary Q-Tech investment platform, a unique quality control tool that allows our Manager to track, evaluate and communicate each investment decision in real time, will facilitate our Manager’s ability to make well-informed and disciplined portfolio management decisions.
     Our Manager has created and maintains analytical and portfolio management capabilities to aid in security selection and risk management. We intend to capitalize on the market knowledge and ready access to data across the mortgage-backed securities markets that our Manager and its affiliates obtain through their established platform. We will also benefit from our Manager’s comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.
Alignment of Invesco and Our Manager’s Interests
      Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser                     shares of our common stock and           OP units, in each case at the price per share in this offering, for an aggregate of $      million. Assuming that all           OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own      % of our outstanding common stock upon completion of this offering and the concurrent private placement (or        % if the underwriters fully exercise their option to purchase additional shares). We believe that the significant ownership of our common stock by the Invesco Purchaser will align Invesco and our Manager’s interests with our interests.
Attractive Risk Profile
     We believe that Agency MBS offer attractive returns with minimal credit risk due to the fact that the principal and interest payments on these securities are guaranteed by a U.S. Government agency or a federally chartered corporation. We believe that the liquid nature of Agency MBS and their guarantees enable lenders to provide favorable financing terms relative to other types of mortgage-related investments.
Tax Advantages of REIT Qualification
     Assuming that we meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation.
The Housing and Economic Recovery Act of 2008
On July 30, 2008, the Housing and Economic Recovery Act of 2008 was signed into law. This legislation, among other things, provides the U.S. Treasury with the authority to purchase both debt and equity securities of Fannie Mae and Freddie Mac without any explicit limit and extend a line of credit to these federally chartered corporations in an amount set at the discretion of the U.S. Treasury. We believe that these measures will strengthen market participants’ view of the U.S. Government’s support of Fannie Mae and Freddie Mac as well as that Agency MBS that benefits from the guarantees by Fannie Mae and Freddie Mac. In the near-term, we believe this law’s increase in the conforming mortgage loan limit for “high cost areas” will increase the number of borrowers eligible for a mortgage loan and therefore, increase the supply of Agency MBS. While additional supply may place temporary pressure on Agency MBS spreads, we believe that the Housing and Economic Recovery Act of 2008 reinforces the U.S. Government’s support of Fannie Mae and Freddie Mac and will ultimately result in a more favorable environment for Agency MBS valuations.
Summary Risk Factors
     An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 16 of this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

•	We are dependent on our Manager and its key personnel for our success. In particular, we intend to rely on financing opportunities that will be facilitated and/or provided by Invesco Aim Advisors, an affiliate of our Manager.

•	Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.
•	There are conflicts of interest in our relationship with our Manager and Invesco, which could result in decisions that are not in the best interest of our stockholders.

•	The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third party and may be difficult and costly to terminate.
•	Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.
•	We may change any of our strategies, policies or procedures without stockholder consent.
•	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.
•	We have not yet identified any specific investments in Agency MBS.
•	We intend to use leverage for the acquisition of our investments through borrowings under repurchase agreements, which may adversely affect the return on our investments and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable. We are not limited in the amount of leverage we may use.
•	As a result of recent market disruptions, lenders under repurchase agreements have tightened their lending standards.
•	Continued adverse developments in the broader residential mortgage market may adversely affect the value of the Agency MBS in which we intend to invest.
•	Loss of our 1940 Act exemption would adversely affect us and negatively affect the market price of our common stock and our ability to distribute dividends, and could result in the termination of the management agreement with our Manager.
•	We will depend on repurchase agreement financing to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
•	An increase in our borrowing costs relative to the interest we receive on investments in Agency MBS may adversely affect our profitability and thus our cash available for distribution to our stockholders.
•	An increase in interest rates may cause a decrease in the volume of newly-issued Agency MBS which could adversely affect our ability to acquire Agency MBS that satisfy our investment objectives and to generate income and pay dividends.
•	Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.
•	Prepayment rates may adversely affect the value of our investment portfolio.
•	Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the cash available for distribution to our stockholders.

•	Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

Our Structure
     We were organized as a Maryland corporation in June 2008. We consider Invesco to be our promoter. We will conduct substantially all of our operations through our operating partnership, of which we are the sole general partner. Subject to certain limitations and exceptions, the limited partners of the operating partnership, other than us or our subsidiaries, will have the right to cause the operating partnership to redeem their OP units for cash equal to the market value of an equivalent number of our shares of common stock, or, at our option, we may purchase their OP units by issuing one share of common stock for each OP unit redeemed.
     The following chart shows our structure after giving effect to this offering and the concurrent private placement to the Invesco Purchaser:

(1)	Includes shares of restricted common stock to be granted to our independent directors under our equity incentive plan concurrently with the completion of this offering.

(2)	Assuming redemption of all OP units owned by the Invesco Purchaser for the equivalent number of shares of our common stock, Invesco would beneficially own (through the holdings of the Invesco Purchaser) % of our common stock and the public would own the remaining %.

(3)	We expect IAS Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act. We intend to conduct our operations so that the value of our operating partnership’s investment in this subsidiary as well as other subsidiaries not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act will at all times, on an unconsolidated basis, exceed 60% of our operating partnership’s total assets. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

Management Agreement
     We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, relationships and experience of our Manager to enhance the growth of our business. Each of our officers is an employee of Invesco. We do not expect to have any employees. Our Manager is not obligated to dedicate certain of its personnel exclusively to us, nor is our Manager or its personnel obligated to dedicate any specific portion of its or their time to our business.
     We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing investments, asset sales and financings, and (4) performing asset management duties. In addition, our Manager has an Investment Committee of our Manager’s professionals that will oversee compliance with our investment guidelines, investment portfolio holdings, financing and leveraging strategies.
     The initial term of the management agreement will end two years after the closing of this offering, with automatic one-year renewal terms that end on the anniversary of the closing of this offering. Our independent directors will review our Manager’s performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days prior notice of such termination. Upon such a termination, we will pay our Manager a termination fee equal to three times the management fee described in the table below. We may also terminate the management agreement with 30 days prior notice from our board of directors, without payment of a termination fee, for cause, as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee.
     The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment
Management fee:	1.50% of our stockholders’ equity up to $500 million and 1.25% of our stockholders’ equity in excess of $500 million, per annum and calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay to repurchase our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes	Quarterly in cash

Type	Description	Payment
of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. We will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the management fee.

Expense reimbursement	Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services.	Monthly in cash.

Termination fee	Termination fee equal to three times the sum of the average annual management fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.	Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Incentive plan	Our equity incentive plan includes provisions for grants of restricted common stock and other equity-based awards to our directors, officers and personnel of our Manager. We do not expect to grant any awards under our equity incentive plan upon completion of this offering other than _____ shares of restricted stock to each of our independent directors.
Conflicts of Interest
     We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees. Each of our officers and two of our directors, Mr. Armour and Ms. Dunn Kelley, is an employee of Invesco. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Invesco, may reduce the time our Manager and its officers and personnel spend managing us.
     As of June 30, 2008, Invesco had $461.3 billion in managed assets, including approximately $9.7 billion of Agency MBS, and we will compete for investment opportunities directly with our Manager or other clients of our Manager or Invesco. As of June 30, 2008, approximately 100 accounts managed by our Manager had some exposure to Agency MBS. In addition, in the future our Manager may have additional clients that compete directly with us for investment opportunities, although Invesco has indicated to us that it expects that we will be the only publicly-traded REIT advised by our Manager or Invesco whose investment strategy is to invest substantially all of its capital in Agency MBS. Our Manager has an investment allocation policy in place that is intended to enable us to share equitably with other clients of our Manager in all investment opportunities that may be suitable for us and such other clients. Pursuant to this policy, investments may be allocated by taking into account factors, including but not limited to investment objectives or strategies, the size of the available investment, cash availability and cash flow expectations, and the tax implications of an investment. Our Manager’s policy also requires a fair and equitable allocation of financing opportunities over time among us and other clients of our Manager. Our Manager’s policy also includes other procedures intended to prevent any of its other clients from receiving favorable treatment in accessing investment opportunities over any other account. These allocation policies may be amended by our Manager at any time without our consent. To the extent our Manager’s or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s allocation policies, our Manager may need to refine its policies to address such situation. Our independent directors will review our Manager’s compliance with its allocation policies. In addition, to avoid any actual or perceived conflicts of interest with our Manager, a majority of our independent directors will be required to approve an investment in any security structured or issued by an entity managed by our Manager or its affiliates, or any purchase or sale of our assets by or to our Manager or its affiliates or to an entity managed by our Manager or its affiliates.
     We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to Invesco’s allocation policy, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.
Operating and Regulatory Structure
REIT Qualification
     We intend to elect to qualify as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2008. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.
     So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.
1940 Act Exemption
     We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Because we are organized as a holding company that conducts its businesses primarily through our operating partnership and its majority-owned subsidiaries, the securities issued to our operating partnership by these subsidiaries that are excepted from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our majority-owned subsidiaries, we are primarily engaged in the business of our subsidiaries.
     If the value of our operating partnership’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exemptions from the 1940 Act, we may have to register under the 1940 Act and we could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.
     In addition, certain of our subsidiaries intend to qualify for an exemption from the definition of “investment company” under Section 3(c)(5)(C) of the 1940 Act which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally means that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency MBS, that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration.
     Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, or ABS, and real estate companies or in assets not related to real estate.
Restrictions on Ownership of Our Common Stock
     To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things:
•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT; and
•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.
     In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option).

Common stock to be outstanding after this offering	shares.(1)

Use of proceeds	We intend to invest the net proceeds of this offering and the concurrent private placement of common stock and OP units to the Invesco Purchaser in Agency MBS. Until appropriate investments can be identified, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from investments in our targeted investments in Agency MBS. See “Use of Proceeds.”

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income, excluding net capital gains. We plan to pay our first dividend in respect of the period from the closing of this offering through , 2008 which may be prior to the time that we have fully invested the net proceeds from this offering in our targeted investments in Agency MBS.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

Proposed NYSE symbol	“IVR”

Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 16 of this prospectus and all other information in this prospectus before investing in our common stock.

(1)	Includes shares of our common stock to be sold to the Invesco Purchaser in a concurrent private placement. Excludes (i) shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option in full, (ii) shares of our restricted common stock to be granted to our independent directors under our equity incentive plan concurrently with this offering, and (iii) shares that may be issued by us upon a redemption of the OP units to be owned by the Invesco Purchaser upon completion of this offering.

Our Corporate Information
     Our principal executive offices are located at 1555 Peachtree Street, NE, Atlanta, Georgia 30309. Our telephone number is (404) 892-0896. Our website is                     . The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.
Risks Related to Our Relationship With Our Manager
We are dependent on our Manager and its key personnel for our success. In particular, we intend to rely on financing opportunities that will be facilitated and/or provided by Invesco Aim Advisors, an affiliate of our Manager.
     We have no separate facilities and are completely reliant on our Manager. We do not expect to have any employees. Our executive officers are employees of Invesco. Our Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager. The executive officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the executive officers or key personnel of our Manager could have a material adverse effect on our performance. In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our management agreement with our Manager only extends until the second anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate certain of its personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager’s personnel are contractually dedicated to us under our management agreement with our Manager.
      Furthermore, our Manager is in the process of securing commitments from the counterparties to repurchase agreements with Invesco Aim Advisors, an affiliate of our Manager and a sub-adviser to us, for us to borrow from such counterparties under Invesco Aim Advisors’ existing repurchase agreements in order to finance our acquisitions of Agency MBS. However, if the management agreement is terminated, we cannot assure you that we would continue to have access to these sources of financing for our investments.
Our Manager has no experience operating a REIT and we cannot assure you that our Manager’s past experience will be sufficient to successfully manage our business as a REIT.
     Our Manager has never operated a REIT and our management has no experience in complying with the income, asset, and other limitations imposed by the REIT provisions of the Internal Revenue Code. The REIT provisions of the Internal Revenue Code are complex, and any failure to comply with those provisions in a timely manner could prevent us from qualifying as a REIT or force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.
There are conflicts of interest in our relationship with our Manager and Invesco, which could result in decisions that are not in the best interests of our stockholders.
     We are subject to conflicts of interest arising out of our relationship with Invesco and our Manager. Specifically, each of our officers and two of our directors, Mr. Armour and Ms. Dunn Kelley is an employee of Invesco. Our Manager and our executive officers may have conflicts between their duties to us and their duties to, and interests in, Invesco. Our Manager is not required to devote a specific amount of time to our operations. There may also be conflicts in allocating investments and financing opportunities which are suitable for us, Invesco and other clients of Invesco. Our Manager has investment and financing allocation policies that are intended to enable each of its clients to share equitably in all investment and financing opportunities that may be suitable for us and such other clients. Therefore, we may compete with Invesco and other clients of Invesco for investment or financing opportunities sourced by our Manager and, as a result, we may either not be presented with the opportunity or have to compete with Invesco or other clients of our Manager or Invesco to acquire these investments or have access to these sources of financing. Our Manager and our executive officers may choose to allocate favorable investments to Invesco or other clients of Invesco instead of to us. Further, at times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from our Manager, Invesco or entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if our Manager did not act as a manager for other entities. There is no assurance that our Manager’s allocation policies that address some of the conflicts relating to our access to investment and financing sources, which are described under “Management — Conflicts of Interest,” will be adequate to address all of the conflicts that may arise.
     We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.
      Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser         shares of our common stock and         OP units, in each case at the price per share in this offering, for an aggregate of $         million. Assuming that all         OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or         % if the underwriters fully exercise their option to purchase additional shares). The Invesco Purchaser will agree that, for a period of one year after the date of this prospectus, it will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, dispose of or hedge any of the shares of our common stock or OP units that it purchases in the concurrent private placement, subject to extension in certain circumstances. The Invesco Purchaser may sell any of these securities at any time following the expiration of this one-year lock-up period. To the extent the Invesco Purchaser sells some of these Securities, its interests may be less aligned with our interests.
The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.
     Our executive officers and two of our five directors are employees of Invesco. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.
     Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial two-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days prior notice of any such termination. Additionally, upon such a termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual management fee received by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our Manager without cause.
     Our Manager is only contractually committed to serve us until the second anniversary of the closing of this offering. Thereafter, the management agreement is renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.
     Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.
Our board of directors has approved very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.
     Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review all of our proposed investments, except that an investment in a security structured or issued by an entity managed by Invesco must be approved by a majority of our independent directors prior to such investment. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types of Agency MBS it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.
Risks Related to Our Company
We may change any of our strategies, policies or procedures without stockholder consent.
     We may change any of our strategies, policies or procedures with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.
We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.
     We were organized in June 2008 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.
We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.
     Our business is highly dependent on communications and information systems of Invesco. Any failure or interruption of Invesco’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Maintenance of our Investment Company Act exemption imposes limits on our operations.
     We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Because we are a holding company that will conduct our businesses through subsidiaries, the securities issued by our subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. If we or our subsidiaries fail to maintain our exceptions or exemptions from the Investment Company Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, either of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions have an adverse effect on our business and the market price for our shares of common stock.
Risks Related to Financing and Hedging
We intend to use leverage for the acquisition of our investments through borrowings under repurchase agreements, which may adversely affect the return on our investments and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable. We are not limited in the amount of leverage we may use.
     We intend to leverage the acquisition of our assets through borrowings under repurchase agreements. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we will deploy for particular assets will depend upon our Manager’s assessment of the risks of those assets. Although we are not limited in the amount of leverage we may use, we expect that we will deploy, on a debt-to-equity basis, from six to ten times leverage on our Agency MBS assets. The percentage of leverage will vary over time depending on our ability to enter into repurchase agreements, available credit limits and financing rates, type and/or amount of collateral required to be pledged and our assessment of the appropriate amount of leverage for the particular assets we are funding.
     Market conditions, which are likely to change over time, could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, with some sources generally being unavailable, others being available but at a higher cost, while others being largely unaffected. For example, financing rates and advance rates, or haircut levels, with respect to repurchase agreements have increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.
     Our return on our assets and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions prevent us from leveraging our investments or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. A decrease in the value of our Agency MBS assets that are subject to repurchase agreement financing may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell Agency MBS at significantly depressed prices due to market conditions or otherwise, which may result in losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.
We will depend on repurchase agreement financing to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.
     Our ability to fund our Agency MBS depends to a large extent upon our ability to secure repurchase agreement financing on acceptable terms. Although our Manager, through its affiliate and our sub-adviser, Invesco Aim Advisors intends to arrange repurchase agreement financing for us with a number of counterparties, during certain periods of the credit cycle, lenders may curtail their willingness to provide such financing. In addition, we may be required to enter into reverse repurchase financing arrangements for which neither we nor Invesco Aim Advisors has limited experience. If we are not able to renew our then existing financing or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and/or dispose of assets. In addition, we may compete with Invesco or other clients of Invesco for financing opportunities facilitated and/or provided by Invesco Aim Advisors, which could also affect our ability to access funding.
     It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our investments. If one or more major market participants exits the business, it could adversely affect the marketability of all fixed-income securities, and this could negatively impact the value of our investments, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our investments at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of investments they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we will receive under our repurchase agreements will be directly related to the lenders’ valuation of the Agency MBS that secure the outstanding borrowings. Typically repurchase financing arrangements permit the lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines that the value of the assets has decreased, it has the right to initiate a margin call, requiring the borrower to transfer additional assets to the lender without any additional advance of funds, repay a portion of the outstanding borrowings or sell the assets securing the outstanding borrowings. To the extent we are forced to sell assets securing borrowings under our repurchase agreements given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our Agency MBS at any price.
     The current dislocation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce our access to liquidity. If one or more major market participants fails, it could negatively impact the marketability of all fixed-income securities, including our Agency MBS, and this could negatively impact the value of the assets we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our Agency MBS at an inopportune time when prices are depressed.
As a result of recent market disruptions, lenders under repurchase agreements have tightened their lending standards.
     As a result of recent market disruptions that included company or hedge fund failures and securities portfolio foreclosures by repurchase agreement lenders, among other events, repurchase agreement lenders have tightened their lending standards and have done so in a manner that now distinguishes between “types” of Agency MBS. For example, during the month of March 2008, lenders generally increased haircuts (the difference between the cash we receive from the counterparty when we initially sell the securities to the counterparty less than the value of those securities) substantially on Agency MBS secured by hybrid adjustable rate mortgage loans, or ARMs, and also substantially increased haircuts on CMOs guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, or Agency CMOs, largely dependent upon cash flow structure. A material increase in haircuts on these securities would likely negatively affect our profitability, liquidity, and the results of operations.
     Our liquidity may also be adversely affected by margin calls under repurchase agreements because we will be dependent in part on the lenders’ valuation of the collateral securing the financing. Any such margin call could harm our liquidity, results of operation, and financial condition. Additionally, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses and adversely affect our results of operations and financial condition.
The repurchase agreements that we will use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.
     We intend to use repurchase agreements to finance our investments. If the market value of the Agency MBS pledged or sold by us to a financing institution decline in value, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.
     Further, financial institutions providing the repurchase facilities may require us to maintain a certain amount of cash uninvested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.
     When we engage in repurchase transactions, we generally sell securities to lenders (repurchase agreement counterparties) and receive cash from these lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we may incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). Further, if we default on one of our obligations under a repurchase transaction, the lender can terminate the transaction and cease entering into any other repurchase transactions with us. We expect our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.
An increase in our borrowing costs relative to the interest we receive on investments in Agency MBS may adversely affect our profitability, and our cash available for distribution to our stockholders.
     As our repurchase agreements mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.
Our use of repurchase agreements to finance our investments may give our lenders greater rights in the event that either we or a lender files for bankruptcy.
     Our borrowings under repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, giving our lenders the ability to avoid the automatic stay provisions of the code and to take possession of and liquidate the assets that we have pledged under their repurchase agreements without delay in the event that we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the U.S. Bankruptcy Code may make it difficult for us to recover our pledged assets in the event that a lender party to such agreement files for bankruptcy. Therefore, our use of repurchase agreements to finance our investments exposes our pledged assets to risk in the event of a bankruptcy filing by either a lender or us.
Changes in accounting treatment may adversely affect our reported profitability.
     In February 2008, the Financial Accounting Standards Board, or FASB, issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of Agency MBS from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. We will evaluate our position based on the final guidance issued by FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same party transactions we would be precluded from presenting Agency MBS and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase Agency MBS as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our investment in Agency MBS as a mortgage related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain Agency MBS purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit our investment opportunities as we may need to limit our purchases of Agency MBS that are simultaneously financed with the same counterparty.
We may enter into hedging transactions that could expose us to contingent liabilities in the future.
     Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.
Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.
     Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:
•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and
•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.
     Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.
     In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.
We may fail to qualify for hedge accounting treatment.
     We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Risks Related to Our Investments
We have not yet identified any specific investment in Agency MBS.
     We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.
     Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent private offering in interest-bearing short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from investments in Agency MBS. We expect to reallocate a portion of the net proceeds from these offerings into a portfolio of Agency MBS within three months, subject to the availability of appropriate investment opportunities. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts or that any investment will be successful.
We may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree.
     You will be unable to evaluate the manner in which the net proceeds of these offerings will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from these offerings to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.
The lack of liquidity in our investments may adversely affect our business.
     We may invest in Agency MBS that are not publicly traded. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.
Our investments may be concentrated and will be subject to risk of default.
     While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in Agency MBS may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders.

Continued adverse developments in the broader residential mortgage market may adversely affect the value of the Agency MBS in which we intend to invest.
     Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions, including recent increases in defaults, credit losses and liquidity concerns. Over the last few months, news of potential security liquidations has increased the volatility of many financial assets, including agency securities and other high-quality residential MBS, or RMBS, assets. As a result, values for RMBS assets, including some agency securities and other AAA-rated RMBS assets, were negatively impacted. Further increased volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of the agency securities in which we intend to invest.
     We intend to invest the net proceeds of this offering in Agency MBS. Fannie Mae, Freddie Mac or Ginnie Mae guarantee the interest and principal payments on the securities we intend to purchase even if the borrowers of the underlying mortgages default on their payments. We will need to rely on our agency securities as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on attractive terms or at all, or maintain our compliance with terms of any financing arrangements already in place. The agency securities we intend to acquire will be classified for accounting purposes as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from third-party sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, a decline in fair values may reduce the book value of our assets. Moreover, if the decline in fair value of an available-for-sale security is other-than temporary, such decline will reduce earnings. If market conditions result in a decline in the value of our agency securities, our financial position and results of operations could be adversely affected.
Continued adverse developments in the residential mortgage market, including recent increases in defaults, credit losses and liquidity concerns, could make it difficult for us to borrow money to acquire agency securities on a leveraged basis, on favorable terms or at all, which could adversely affect our profitability.
     We intend to rely on the availability of financing to acquire agency securities on a leveraged basis. Institutions from which we will seek to obtain financing may have owned or financed RMBS which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten their lending standards or increase the amount of equity capital or haircut required to obtain financing, and in such event, could make it more difficult for us to obtain financing on attractive terms or at all. Our profitability may be adversely affected if we were unable to obtain cost-effective financing for our investments.
We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in Agency MBS.
     We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire Agency MBS at attractive prices. In acquiring Agency MBS, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Invesco), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in Agency MBS may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in Agency MBS may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Increases in interest rates could adversely affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.
     We expect to invest in Agency MBS. In a normal yield curve environment, an investment in Agency MBS will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.
     A significant risk associated with Agency MBS is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these securities.
     Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, or increases or expected increases in voluntary prepayments for those investments that are subject to prepayment risk or widening of credit spreads.
     In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.
An increase in interest rates may cause a decrease in the volume of newly-issued Agency MBS which could adversely affect our ability to acquire Agency MBS that satisfy our investment objectives and to generate income and pay dividends.
     Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of Agency securities available to us, which could adversely affect our ability to acquire assets that satisfy our investment objectives. Rising interest rates may also cause Agency MBS that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of Agency securities with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends may be materially and adversely affected.
Interest rate fluctuations may adversely affect the level of our net income and the value of our assets and common stock.
     Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our assets and common stock.

Interest rate mismatches between our Agency MBS backed by ARMs or hybrid ARMs and our borrowings used to fund our purchases of these assets may reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.
     We expect to fund most of our investments in Agency MBS with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of our Agency MBS backed by ARMs or hybrid ARMs. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on our Agency MBS backed by ARMs or hybrid ARMs adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.
     In most cases, the interest rate indices and repricing terms of our Agency MBS backed by ARMs or hybrid ARMs and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss, and adversely affect the level of our dividends and the market price of our common stock.
     In addition, Agency MBS backed by ARMs or hybrid ARMs will typically be subject to periodic interest rate caps, which limit the amount an interest rate can increase during any given period, or lifetime interest rate caps, which limit the amount an interest rate can increase through the maturity of the Agency MBS. However, our borrowings under repurchase agreements typically will not be subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on these types of Agency MBS. This problem is magnified for Agency MBS backed by ARMs or hybrid ARMs that are not fully indexed. Further, some Agency MBS backed by ARMs or hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on these types of Agency MBS than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss during periods of rising interest rates.
Because we may acquire fixed-rate securities, an increase in interest rates on our borrowings may adversely affect our book value.
     Increases in interest rates may negatively affect the market value of our agency securities. Any fixed-rate securities we invest in generally will be more negatively affected by these increases than adjustable-rate securities. In accordance with accounting rules, we will be required to reduce our stockholders’ equity, or book value, by the amount of any decrease in the market value of our agency securities that are classified for accounting purposes as available-for-sale. We will be required to evaluate our agency securities on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we determine that an agency security is other-than-temporarily impaired, we would be required to reduce the value of such agency security on our balance sheet by recording an impairment charge in our income statement and our stockholders’ equity would be correspondingly reduced. Reductions in stockholders’ equity decrease the amounts we may borrow to purchase additional agency securities, which could restrict our ability to increase our net income.
Some of our portfolio investments will be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.
     Some of our portfolio investments will be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 157, “Fair Value Measurements,” or SFAS 157, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Prepayment rates may adversely affect the value of our investment portfolio.
     Pools of residential mortgage loans underlie the Agency MBS that we will acquire. In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. We will generally receive payments from principal payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans faster than expected, this results in prepayments that are faster than expected on the Agency MBS. Faster than expected prepayments could adversely affect our profitability, including in the following ways:
•	We may purchase Agency MBS that have a higher interest rate than the market interest rate at the time. In exchange for this higher interest rate, we may pay a premium over the par value to acquire the security. In accordance with GAAP, we may amortize this premium over the estimated term of the mortgage-backed security. If the mortgage-backed security is prepaid in whole or in part prior to its maturity date, however, we may be required to expense the premium that was prepaid at the time of the prepayment.
•	We anticipate that a substantial portion of our adjustable-rate Agency MBS may bear interest rates that are lower than their fully indexed rates, which are equivalent to the applicable index rate plus a margin. If an adjustable-rate Agency MBS is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, we will have held that Agency MBS while it was least profitable and lost the opportunity to receive interest at the fully indexed rate over the remainder of its expected life.
•	If we are unable to acquire new Agency MBS similar to the prepaid Agency MBS, our financial condition, results of operation and cash flow would suffer. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.
     While we will seek to minimize prepayment risk to the extent practical, in selecting investments we must balance prepayment risk against other risks and the potential returns of each investment. No strategy can completely insulate us from prepayment risk.
Agency MBS are subject to risks particular to investments secured by mortgage loans on residential real property.
      Our investments in Agency MBS will be subject to the risks of delinquency, foreclosure and loss accompanying the underlying residential mortgage loans. The ability of a borrower to repay a mortgage loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers’ abilities to repay their loans, including:
•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	adverse changes in national and local economic and market conditions;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and
•	the potential for uninsured or under-insured property losses.

     In the event of defaults on the residential mortgage loans that underlie our investments in Agency MBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments.
Risks Related to Our Common Stock
There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.
     Our shares of common stock are newly-issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.
     Some of the factors that could negatively affect the market price of our common stock include:
•	our actual or anticipated variations in our quarterly operating results;
•	changes in our earnings estimates or publication of research reports about us or the real estate industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions to or departures of our Manager’s key personnel;
•	actions by our stockholders; and
•	speculation in the press or investment community.
     Market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.
Common stock eligible for future sale may have adverse effects on our share price.
     We are offering            shares of our common stock as described in this prospectus. In addition, concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser            shares of our common stock and            OP units. Assuming that all OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own      % of our outstanding common stock upon completion of this offering and the concurrent private placement (or      % if the underwriters fully exercise their option to purchase additional shares). Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of      shares of our common stock. Each of our independent directors will be granted            shares of our restricted common stock upon completion of this offering.
     We, our Manager, each of our executive officers and directors and each officer of our Manager have agreed with the underwriters to a 180 day lock-up period (subject to extension in certain circumstances), meaning that, until the end of the 180 day lock-up period, we and they will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, the representatives of the underwriters. The Invesco Purchaser will agree that, for a period of one year after the date of this prospectus, it will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, dispose of or hedge any of the shares of our common stock or OP units that it purchases in the concurrent private placement, subject to extension in certain circumstances. The representatives of the underwriters may, in their sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which they are a party. Additionally, the Invesco Purchaser has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is one year following the date of this prospectus or (ii) the termination of the management agreement. Assuming no exercise of the underwriters’ over-allotment option to purchase additional shares, approximately      % of our shares of common stock are subject to lock-up agreements. When the lock-up periods expire, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), which are described under “Shares Eligible for Future Sale.”
     We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.
     Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.
We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.
     We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:
•	the profitability of the investment of the net proceeds of this offering;
•	our ability to make profitable investments;
•	margin calls or other expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.
     We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return in capital.
Investing in our common stock may involve a high degree of risk.
     The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.
Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.
     If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure
Certain provisions of Maryland law could inhibit changes in control.
     Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of our then outstanding voting capital stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting capital stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) eighty percent of the votes entitled to be cast by holders of outstanding shares of our voting capital stock; and (2) two-thirds of the votes entitled to be cast by holders of voting capital stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person).
     The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as shares which, when aggregated with other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our personnel who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
     The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not yet have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws — Business Combinations” and “Certain Provisions of The Maryland General Corporation Law and Our Charter and Bylaws — Control Share Acquisitions.”
Our authorized but unissued shares of common and preferred stock may prevent a change in our control.
     Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
We are the sole general partner of our operating partnership and could become liable for the debts and other obligations of our operating partnership beyond the amount of our initial expenditure.
     We are the sole general partner of our operating partnership, IAS Operating Partnership, LP, and upon the consummation of this offering will own      % of the OP units in the operating partnership. As the sole general partner, we are liable for our operating partnership’s debts and other obligations. Therefore, if our operating partnership is unable to pay its debts and other obligations, we will be liable for such debts and other obligations beyond the amount of our expenditure for ownership interests in our operating partnership. These obligations could include unforeseen contingent liabilities and could materially adversely affect our financial condition, operating results and ability to make distributions to our stockholders.
Ownership limitations may restrict change of control of business combination opportunities in which our stockholders might receive a premium for their shares.
     In order for us to qualify as a REIT for each taxable year after 2008, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock.
     This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.
Tax Risks
Your investment has various U.S. federal income tax risks.
     This summary of certain tax risks is limited to the U.S. federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the U.S. federal income tax treatment of us or our stockholders.
     We strongly urge you to review carefully the discussion under “U.S. Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of U.S. federal, state and local income tax law on an investment in our common stock and on your individual tax situation.
Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.
     We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2008. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex. The complexity of these provisions and of the applicable U.S. Treasury Department regulations that have been promulgated under the Internal Revenue Code, or Treasury Regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.
     If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.
Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.
     To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.
Complying with REIT requirements may force us to liquidate otherwise attractive investments.
     To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% for our taxable year ending December 31, 2008) of the value of our total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax exempt investors.
     If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension held REIT,” (3) a tax exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual REMIC interests we buy generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.
     To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:
•	85% of our REIT ordinary income for that year;
•	95% of our REIT capital gain net income for that year; and
•	any undistributed taxable income from prior years.
     We intend to distribute our net taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after tax net income to their parent REIT or their stockholders.
     Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.
Our ownership of and relationship with any TRS which we may form or acquire following the completion of this offering will be limited, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.
     A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% (20% with respect to taxable years commencing prior to July 31, 2008) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.
     Any TRS that we may form following the completion of this offering would pay U.S. federal, state and local income tax on its taxable income, and its after tax net income would be available for distribution to us but would not be required to be distributed to us. We anticipate that the aggregate value of the TRS stock and securities owned by us will be less than 25% (20% for our taxable year ending December 31, 2008) of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 25% (20% for our taxable year ending December 31, 2008) of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.
     To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.
Characterization of the repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
     We anticipate entering into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.
Complying with REIT requirements may limit our ability to hedge effectively.
     The REIT provisions of the Internal Revenue Code limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS, which we may form following the completion of this offering. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.
Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
     Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage related taxes. See “U.S. Federal Income Tax Considerations — Taxation of REITs in General.” In addition, any TRSs we own will be subject to U.S. federal, state, and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including TRSs. Any taxes paid by such supervisory corporations would decrease the cash available for distribution to our stockholders.
We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.
     At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.
     Legislation enacted in 2003 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

FORWARD-LOOKING STATEMENTS
     We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•	our business and investment strategy;
•	our projected operating results;
•	our ability to obtain financing arrangements;
•	general volatility of the securities markets in which we invest;
•	our expected investments;
•	interest rate mismatches between our Agency MBS and our borrowings used to fund such investments;
•	changes in interest rates and the market value of our Agency MBS;
•	changes in prepayment rates on our Agency MBS;
•	effects of hedging instruments on our Agency MBS;
•	rates of default or decreased recovery rates on our Agency MBS;
•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	changes in governmental regulations, tax law and rates and similar matters;
•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;
•	our ability to maintain our exemption from registration under the 1940 Act;
•	availability of investment opportunities in mortgage-related, real estate-related and other securities;
•	availability of qualified personnel;
•	estimates relating to our ability to make distributions to our stockholders in the future;
•	our understanding of our competition;
•	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy; and
•	use of the proceeds of this offering.

     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
      We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $         million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $        million (or, if the underwriters exercise their over-allotment option in full, approximately $        million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $        million). We estimate that the net proceeds we will receive in the concurrent private placement of our common stock and OP units to the Invesco Purchaser will be approximately $         million.
     We plan to use all the net proceeds from this offering and the concurrent private placement to the Invesco Purchaser in conjunction with borrowings under our master repurchase agreements consistent with our leverage threshold to build a leveraged investment portfolio comprised of Agency MBS. Based on current market conditions, we expect that      % of our initial leveraged investment portfolio will consist of ARM or hybrid ARM pass-through certificates and the remaining      % will consist of a combination of (1) fixed-rate pass-through certificates and (2) CMOs. However, to the extent market conditions change, we may alter these allocation percentages.
     We expect to deploy the net proceeds on a leveraged basis within            days of the closing of this offering. Depending on the economic environment and our outlook for the mortgage market at the time we ultimately deploy the net proceeds on a leveraged basis, the percentage allocations of Agency MBS amongst mortgage pass-through certificates backed by FRMs, ARMs and hybrid ARMs and CMOs, within our initial leveraged investment portfolio may differ from the currently expected allocations described above. See “Risk Factors” and “Forward-Looking Statements.”
     Depending on the availability of our targeted investments in Agency MBS within       days following the closing of this offering, we may temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT. These temporary investments are expected to provide a lower net return than we hope to achieve from our targeted investments in Agency MBS.

DISTRIBUTION POLICY
     We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income, excluding net capital gains. We plan to pay our first dividend in respect of the period from the closing of this offering through      , 2008, which may be prior to the time that we have fully invested the net proceeds from this offering in Agency MBS.
     To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering, we may fund our quarterly distributions out of such net proceeds. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Our Company in General.”
     To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, debt covenants, funding or margin requirements under repurchase agreements, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors.”
     We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

CAPITALIZATION
     The following table sets forth (1) our actual capitalization at       , 2008 and (2) our capitalization as adjusted to reflect the effect of the sale of our common stock in this offering at an assumed offering price of $       per share after deducting the underwriting discount and estimated organizational and offering expenses payable by us and the concurrent private placement to the Invesco Purchaser of $        million of our common stock and OP units at the assumed initial public offering price. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

As of , 2008
	Actual	As Adjusted(1)
Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, 100 shares outstanding, actual and shares authorized and shares outstanding, as adjusted	$	$
Capital in excess of par value	$	$

Total stockholders’ equity	$	$

(1)	Does not include the underwriters’ option to purchase up to additional shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Forward-Looking Statements,” “Business” and our audited balance sheet as of         , 2008 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.
Overview
     We are a newly-formed Maryland company that will invest in mortgage-backed securities for which a U.S. Government agency such as Ginnie Mae or a federally chartered corporation such as Fannie Mae and Freddie Mac, guarantees payments of principal and interest on the securities. We refer to these securities as Agency MBS. Our Agency MBS investments will include mortgage pass-through securities and CMOs. We will be externally managed and advised by our Manager, an SEC-registered investment adviser and indirect wholly-owned subsidiary of Invesco. Invesco is a leading independent global investment management company with $461.3 billion in managed assets as of June 30, 2008, including approximately $9.7 billion of Agency MBS. We expect to conduct all of our operations through our operating partnership, of which we are the sole general partner.
     Our objective is to provide attractive risk adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We will generate income principally from the spread between yields on our investments and our cost of borrowing, including hedging activities. Our Agency MBS investments will be collateralized by a variety of loans secured by residential real property, including fixed-rate mortgage loans, adjustable-rate mortgage loans and hybrid mortgage loans. We intend to construct a diversified investment portfolio by focusing on security selection and the relative value of various sectors within the Agency MBS market. We intend to finance our investments through short-term borrowings structured as repurchase agreements. Our Manager is in the process of securing commitments for us with a number of repurchase agreement counterparties.
      We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2008. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.
Factors Impacting Our Operating Results
     We expect that the results of our operations will be affected by a number of factors and primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, Agency MBS in the marketplace. Our net interest income, which includes the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in market interest rates and prepayment speeds, as measured by the Constant Prepayment Rate, or CPR, on our Agency MBS assets. Interest rates and prepayment speeds vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty.
Changes in Market Interest Rates
     With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (1) the interest expense associated with our borrowings to increase; (2) the value of our Agency MBS portfolio to decline; (3) coupons on our adjustable-rate and hybrid Agency MBS and mortgage loans to reset, although on a delayed basis, to higher interest rates; (4) prepayments on our Agency MBS to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (5) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (1) prepayments on our Agency MBS to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (2) the interest expense associated with our borrowings to decrease; (3) the value of our Agency MBS to increase; (4) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease; and (5) coupons on our adjustable-rate and hybrid MBS assets and mortgage loans to reset, although on a delayed basis, to lower interest rates.
Prepayment Speeds
     Prepayment speeds vary according to interest rates, the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. We expect that over time our adjustable-rate and hybrid Agency MBS will experience higher prepayment rates than do fixed-rate Agency MBS, as we believe that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-rate borrowers.
Size of Investment Portfolio
     The size of our investment portfolio, as measured by the aggregate principal balance of our mortgage related securities and the other assets we own is also a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive increases. The larger investment portfolio, however, drives increased expenses as we incur additional interest expense to finance the purchase of our assets.
     Since changes in interest rates may significantly affect our activities, our operating results depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our qualification as a REIT.
Spreads on Agency MBS
     The spread between swap rates and Agency MBS has recently been volatile. Spreads on non-treasury, fixed income assets including Agency MBS have moved sharply wider due to the difficult credit conditions. The poor collateral performance of the sub-prime mortgage sector coupled with declining home prices have had a negative impact on investor confidence. As the prices of securitized assets have declined, a number of investors and a number of structured investment vehicles have faced margin calls from dealers and have been forced to sell assets in order to reduce leverage. The price volatility of these assets has also impacted lending terms in the repurchase market as counterparties have raised margin requirements to reflect the more difficult environment. The spread between the yield on our assets and our funding costs is an important factor in the performance of our business. Wider spreads imply greater income on new asset purchases but may have a negative impact on our stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require us to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on our stated book value. Tighter spreads may have a positive impact on asset prices. In this case we may be able to reduce the amount of collateral required to secure borrowings.
Extension Risk
     Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a FRM or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related Agency MBS.

     However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid ARM security would remain fixed. This situation may also cause the market value of our hybrid ARM security to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.
Market Conditions
     Concerns about increased mortgage delinquencies and foreclosures, declining home prices and rising unsold home inventory have caused many investors to question the underlying risk and value of mortgage-related assets across the ratings spectrum. Recently, commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the U.S. mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity. Market conditions, which are likely to change over time, could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. These factors have impacted investor perception of the risk associated with mortgage-related assets and have resulted in these types of assets trading at lower values. Because mortgage-related assets offer a cash return to investors, a decline in their value causes a corresponding increase in their available yields. Although investor perception of the risk associated with these assets has increased, higher yields in turn offer the potential for us to earn higher returns on our Agency MBS.
     At the same time, current market conditions have also affected the cost and availability of financing. Current market conditions have affected different types of financing to varying degrees, with some sources generally being unavailable, others being available but at a high cost, while others being largely unaffected. For example, as a result of lenders requiring less risky and more secure borrowing arrangements, margin requirements and the availability of financing have been impacted for Agency MBS. The increase in margin requirements causes market participants to reduce their borrowings or to pledge additional collateral to keep their repurchase agreement financings in place. Many borrowers have been unable or unwilling to meet these increased margin requirements which has resulted in a significant increase compared to prior periods in forced sales of these assets by lenders and significant losses to their borrowers.
     We believe that in spite of the difficult financing environment for mortgage-related assets, current market conditions offer potentially attractive spread investment opportunities for us due to balance sheet constraints of other market participants and the lower risk nature of Agency MBS compared to other credit assets, even in the face of a riskier and more volatile market environment, as the available yields from Agency MBS has increased more than related financing costs. We believe that the recent proposals by the U.S. Treasury, regarding Fannie Mae and Freddie Mac, affirm our contention that Agency MBS have diminished credit risk as compared to other mortgage-backed securities. We believe that market conditions will continue to impact our operating results and will cause us to adjust our investment and financing strategies over time as new opportunities emerge and risk profiles of our business change.
Critical Accounting Policies
     Our financial statements will be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will apply to us based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. We will rely on independent pricing of our assets at each quarter’s end to arrive at what we believe to be reasonable estimates of fair market value. We have identified what we believe will be our most critical accounting policies to be the following:
Repurchase Agreements
     We will finance the acquisition of Agency MBS for our investment portfolio through the use of repurchase agreements. Repurchase agreements will be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective agreements. Concurrently with the completion of this offering, we intend to enter into repurchase agreements with several counterparties.
     In instances where we acquire Agency MBS through repurchase agreements with the same counterparty from whom the Agency MBS were purchased, we will account for the purchase commitment and repurchase agreement on a net basis and record a forward commitment to purchase Agency MBS as a derivative instrument if the transaction does not comply with the criteria in FASB Staff Position, or FSP, FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, or FSP FAS 140-3, for gross presentation. If the transaction complies with the criteria for gross presentation in FSP FAS 140-3, we will record the assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). Such forward commitments are recorded at fair value with subsequent changes in fair value recognized in income. Additionally, we will record the cash portion of our investment in Agency MBS as a mortgage related receivable from the counterparty on our balance sheet.
Loans and Securities Held for Investment
     Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, or SFAS 115, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our Agency MBS until maturity, we may, from time to time, sell any of our Agency MBS as part of our overall management of our investment portfolio. Accordingly, we will be required to classify all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. We do not have an investment portfolio at this time.
     We will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the agency security, and (3) our intent and ability to retain our investment in the Agency MBS for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the securities’ cost basis and its fair value, will be recognized in earnings as an unrealized loss and the cost basis of the securities will be adjusted.
Investment Consolidation
     For each investment we will make, we will evaluate the underlying entity that issued the securities we will acquire to determine the appropriate accounting. We refer to guidance in SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and FASB Interpretation No. (FIN) 46R, Consolidation of Variable Interest Entities, or FIN 46R, in performing our analysis. FIN 46R addresses the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns. These entities are referred to as variable interest entities, or VIEs. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both. These determinations may require a significant amount of judgment and analysis.
Interest Income Recognition
      Interest income on available-for-sale securities will be recognized over the life of the investment using the effective interest method. Interest income on mortgage-backed securities is recognized using the effective interest method as described by SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, for securities of high credit quality and Emerging Issues Task Force No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets, for all other securities.
     Under SFAS No. 91 and Emerging Issues Task Force No. 99-20, management will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management’s estimates and our interest income.
     Security transactions will be recorded on the trade date. Realized gains and losses from security transactions will be determined based upon the specific identification method and recorded as gain (loss) on sale of available-for-sale securities and loans held for investment in the statement of income.
      We will account for accretion of discounts or premiums on available-for-sale securities and real estate loans using the effective interest yield method. Such amounts will be included as a component of interest income in the income statement.
Accounting for Derivative Financial Instruments
     Our policies permit us to enter into derivative contracts, including interest rate swaps, interest rate caps and interest rate floors, as a means of mitigating our interest rate risk. We intend to use interest rate derivative financial instruments to mitigate interest rate risk rather than to enhance returns.
     We will account for derivative financial instruments in accordance with SFAS 133, as amended and interpreted. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.
     In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.
     Derivatives will be used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.
Income Taxes
     We intend to elect and qualify to be taxed as a REIT, commencing with our taxable year ending December 31, 2008. Accordingly, we will generally not be subject to corporate U.S. federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.
     The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.
     We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.
     While a TRS will generate net income, a TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at a TRS level, no distribution is required and we can increase book equity of the consolidated entity.
Recent Accounting Pronouncements
     In September 2006, the FASB issued SFAS No. 157 Fair Value Measurements, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category (which require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 became effective for us as of January 1, 2008.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115, or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting dates. SFAS 159 became effective for us as of January 1, 2008.
     In June 2007, the American Institute of Certified Public Accountants, or AICPA, issued SOP 07-1. This SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide. Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The provisions of this SOP were deferred indefinitely by the FASB on October 17, 2007.
      The FASB issued FSP FAS 140-3 relating to SFAS No. 140, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, or FSP FAS 140-3, to address questions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. Currently, we are still evaluating our ability to record such assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). For assets representing available-for-sale investment securities, as in our case, any change in fair value will be reported through other comprehensive income under SFAS No. 115, with the exception of impairment losses, which will be recorded in the statement of operations and comprehensive (loss) income as realized losses. FASB’s staff position requires that all of the following criteria be met in order to continue the application of SFAS No. 140 as described above: (1) the initial transfer of and repurchase financing cannot be contractually contingent; (2) the repurchase financing entered into between the parties provides full recourse to the transferee and the repurchase price is fixed; (3) the financial asset has an active market and the transfer is executed at market rates; and (4) the repurchase agreement and financial asset do not mature simultaneously.

Results of Operations
     As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.
Liquidity and Capital Resources
     Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placements, net cash provided by operating activities, cash from the several repurchase agreements we expect to establish concurrently with or shortly before the completion of this offering and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.
     We anticipate that, upon repayment of each borrowing under a repurchase agreement, we will use the collateral immediately for borrowing under a new repurchase agreement. We have not at the present time entered into any commitment agreements under which the lender would be required to enter into new repurchase agreements during a specified period of time.
     Under repurchase agreements, we may be required to pledge additional assets to our repurchase agreement counterparties (lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral, or a margin call, which may take the form of additional securities or cash. Generally, repurchase agreements contain a financing rate, term and trigger levels for margin calls and haircuts depending on the types of collateral and the counterparties involved. If the estimated fair value of investment securities increase due to changes in market interest rates or market factors, lenders may release collateral back to us. Specifically, margin calls result from a decline in the value of the investments securing our repurchase agreements, prepayments on the mortgages securing such investments and from changes in the estimated fair value of such investments generally due to principal reduction of such investments from scheduled amortization and resulting from changes in market interest rates and other market factors. Counterparties also may choose to increase haircuts based on credit evaluations of our company and/or the performance of the bonds in question. We believe that the current levels of haircuts are approximately 5% on fixed-rate Agency MBS that are mortgage pass-through certificates, approximately 5% to 7% on adjustable-rate or hybrid Agency MBS that are mortgage pass-through certificates and approximately 10% on Agency MBS that are CMOs. Trigger levels for margin calls generally vary from $250,000 to $1 million at the discretion of the counterparty. These levels will change as market conditions change. Should prepayment speeds on the mortgages underlying our investments or market interest rates suddenly increase, margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.
     Our Manager, through its affiliate and our sub-adviser, Invesco Aim Advisors, is in the process of securing commitments for us with several repurchase agreement counterparties. Invesco Aim Advisors has been active in the repurchase agreement lending market since 1980 and currently has master repurchase agreements in place with a number of counterparties. For the year ended December 31, 2007, Invesco Aim Advisors had provided borrowings to these counterparties amounting to average daily borrowings outstanding of approximately $21 billion, including approximately $4.9 billion by Agency MBS.
     We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing or unable to obtain them on favorable terms, it may have an adverse effect on our business and results of operations.

     To qualify as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations.
Contractual Obligations and Commitments
     We had no contractual obligations as of June 13, 2008. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a management fee and the reimbursement of certain expenses. The management fee will be calculated and payable quarterly in arrears in an amount equal to 1.50% of our stockholders’ equity up to $500 million and 1.25% of our stockholders’ equity in excess of $500 million, per annum, calculated and payable quarterly in arrears. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us. In addition, we expect to enter into a license agreement with Invesco Holding Company Limited relating to the use of the Invesco name and logo.
     Under our equity incentive plan, our board of directors is authorized to approve grants of equity-based awards to our directors and executive officers, our Manager, its personnel and its affiliates. To date, our board of directors has approved a grant of equity awards to our independent directors in an aggregate amount of        shares of our common stock. See “Management — Equity Incentive Plan.”
     We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.
Off-Balance Sheet Arrangements
     As of [July 31, 2008], we had no off-balance sheet arrangements.
Dividends
     We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities.
Inflation
     Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our net taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.
Quantitative and Qualitative Disclosures About Market Risk
     The primary components of our market risk are related to interest rate, prepayment and market value risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
Interest Rate Risk
     Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.
     We will be subject to interest rate risk in connection with our investments and our repurchase agreements. Our repurchase agreements will typically be of limited duration that are periodically refinanced at current market rates. We intend to mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements, interest rate caps and interest rate floors.
Interest Rate Effect on Net Interest Income
     Our operating results will depend in large part on differences between the yields earned on our investments and our cost of borrowing and interest rate hedging activities. Most of our repurchase agreements will provide financing based on a floating rate of interest calculated on a fixed spread over LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, the portion of our portfolio which consists of floating interest rate assets will be match-funded utilizing our expected sources of short-term financing, while our fixed interest rate assets will not be match-funded. During periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged. This will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.
     Hedging techniques are partly based on assumed levels of prepayments of our Agency MBS. If prepayments are slower or faster than assumed, the life of the Agency MBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.
Interest Rate Effects on Fair Value
     Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.
     We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.
     It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change materially. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change materially. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, changes in actual interest rates may have a material adverse effect on us.
Prepayment Risk
     As we receive prepayments of principal on these investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.
Extension Risk
     Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate security are acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related Agency MBS.
     However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid adjustable-rate assets would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.
Market Risk
Market Value Risk
     Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.
Real Estate Risk
     Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.
Risk Management
     To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our investment portfolio against the effects of major interest rate changes. We generally seek to manage this risk by:
•	monitoring and adjusting, if necessary, the reset index and interest rate related to our Agency MBS and our financings;

•	attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our Agency MBS and our borrowings; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our Agency MBS and the interest rate indices and adjustment periods of our financings.

BUSINESS
Our Company
     We are a newly-formed Maryland company that will invest in mortgage-backed securities for which a U.S. Government agency such as Ginnie Mae or a federally chartered corporation such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest on the securities. We refer to these securities as Agency MBS. Our Agency MBS investments will include mortgage pass-through securities and CMOs. We will be externally managed and advised by our Manager, an SEC-registered investment adviser and indirect wholly-owned subsidiary of Invesco. Invesco (NYSE: IVZ) is a leading independent global investment management company with $461.3 billion in managed assets as of June 30, 2008, including approximately $9.7 billion of Agency MBS. We expect to conduct all of our operations through our operating partnership, of which we are the sole general partner.
     Our objective is to provide attractive risk adjusted returns to our investors over the long term, primarily through dividends and secondarily through capital appreciation. We will generate income principally from the spread between yields on our investments and our cost of borrowing, including hedging activities. Our Agency MBS investments will be collateralized by a variety of loans secured by residential real property, including fixed-rate mortgage loans, adjustable-rate mortgage loans and hybrid mortgage loans. We intend to construct a diversified investment portfolio by focusing on security selection and the relative value of various sectors within the Agency MBS market. We intend to finance our investments through short-term borrowings structured as repurchase agreements. Our Manager is in the process of securing commitments for us with a number of repurchase agreement counterparties.
     We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2008. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.
Our Manager
     We will be externally managed and advised by our Manager, an indirect and wholly-owned subsidiary of Invesco, which, as of June 30, 2008, managed $461.3 billion of assets divided among its investment centers as indicated in the table below:

Approximate Assets
under Management
Investment Center	(in billions)
Invesco Worldwide Fixed Income	$
Invesco Perpetual
Invesco Aim
Invesco Trimark
Invesco Quantitative Strategies
Invesco Asia-Pacific
Invesco Real Estate
Atlantic Trust
Invesco Global Equity
Invesco PowerShares
WL Ross & Co.
Invesco Multiple-Asset Strategies
Invesco Private Capital
     Pursuant to the terms of the management agreement, our Manager will provide us with our management team, including our officers, along with appropriate support personnel. Each of our officers is an employee of Invesco. We do not expect to have any employees. Our Manager is not obligated to dedicate any of its employees exclusively to us, nor is our Manager or its employees obligated to dedicate any specific portion of its or their time to our business. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.
     Our Manager’s investment professionals have extensive experience in performing advisory services for funds, other investment vehicles, and other managed and discretionary accounts that focus on investing in Agency MBS. As of June 30, 2008, our Manager managed approximately $19 billion of structured securities, consisting of approximately $9.7 billion of Agency MBS, $4.4 billion of ABS, $3.0 billion of non-Agency MBS and $1.9 billion of CMBS. Approximately 81% of our Manager’s existing Agency MBS portfolio is collateralized by FRMs and approximately 19% is collateralized by ARMs. We expect that our Manager will continue to manage its existing Agency MBS portfolio and provide management services to its other clients, including affiliates of Invesco. Neither our Manager nor Invesco has previously managed or advised a public REIT.
     We expect to benefit from our Manager’s portfolio management, finance and administration functions, which address legal, compliance, investor relations and operational matters, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.
     Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser           shares of our common stock and           OP units, in each case at the price per share in this offering, for an aggregate of $    million. Upon completion of this offering and the concurrent private placement, the Invesco Purchaser will beneficially own    % of our outstanding common stock (or     % if the underwriters fully exercise their option to purchase additional shares.) Assuming that all      OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or    % if the underwriters fully exercise their option to purchase additional shares).

The Invesco Purchaser will agree that, for a period of one year after the date of this prospectus, it will not, without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, dispose of or hedge any of the shares of our common stock or OP units that it purchases in the concurrent private placement, subject to certain exceptions and extension in certain circumstances as described elsewhere in this prospectus.
     Invesco Aim Advisors, an affiliate of our Manager, will serve as our sub-adviser. Invesco Aim Advisors will provide input on overall trends in short-term financing markets, make specific recommendations regarding financing of Agency MBS and provide execution services to us. We do not expect our Manager to provide these services to us directly. We will reimburse our Manager for the fees charged by Invesco Aim Advisors pursuant to the expense reimbursement provisions of the management agreement. We expect that the fees charged by Invesco Aim Advisors to our Manager will be substantially similar to the fees Invesco Aim Advisors charges to its other clients for similar services.
About Invesco
     Invesco is one of the largest independent global investment management firms with offices worldwide. As of June 30, 2008, Invesco had 5,331 employees, the majority of whom were located in North America. Invesco operates under the Invesco Aim, AIM Trimark, Atlantic Trust, Invesco, Invesco Perpetual, Invesco PowerShares, and WL Ross & Co brands.
Our Competitive Advantages
     We believe that our competitive advantages include the following:
Significant Experience of Our Manager
     The senior management team of our Manager has a long track record and broad experience in managing mortgage-related assets through a variety of credit and interest rate environments and has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles. As of June 30, 2008, our Manager managed approximately $19 billion of structured securities, consisting of approximately $9.7 billion of Agency MBS, $4.4 billion of ABS, $3.0 billion of non-Agency MBS and $1.9 billion of CMBS. Approximately 81% of our Manager’s existing Agency MBS portfolio is collateralized by FRMs and approximately 19% is collateralized by ARMs. We expect that our Manager will continue to manage its existing Agency MBS portfolio and provide management services to its other clients, including affiliates of Invesco. Our Manager’s dedicated investment team of 13 professionals has extensive experience analyzing and investing in portfolios of structured securities, including Agency MBS. In addition, an Investment Committee which has a long history of investing in structured securities, including Agency MBS, will oversee our investments and compliance with our investment guidelines. We expect to benefit from this varied expertise, and believe that our Manager’s investment team provides us with a competitive advantage relative to companies investing in Agency MBS that have management teams with less experience.
Access to Extensive Repurchase Agreement Financing and Other Strategic Relationships
     An affiliate of our Manager and a sub-adviser to us, Invesco Aim Advisors, has been active in the repurchase agreement lending market since 1980 and currently has master repurchase agreements in place with a number of counterparties. For the year ended December 31, 2007, Invesco Aim Advisors had provided financing to these counterparties amounting to average daily borrowings outstanding of approximately $21 billion, including approximately $4.9 billion of Agency MBS. Our Manager is in the process of securing commitments from the counterparties to these repurchase agreements to allow us to borrow from them pursuant to Invesco Aim Advisors’ existing repurchase agreements.
     Our Manager and its affiliates maintain extensive long-term relationships with other financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks. We believe these relationships will enhance our ability to source, finance and hedge investment opportunities and, thus, enable us to grow in various credit and interest rate environments. In addition, we believe our Manager’s and its affiliates’ contacts with numerous investment grade derivative and lending counterparties will assist us in implementing our financing and hedging strategies.
Disciplined Investment Approach
     We will seek to maximize our risk-adjusted returns through our Manager’s disciplined investment approach, which relies on rigorous quantitative and qualitative analysis. Our Manager will monitor our overall portfolio risk and evaluate the characteristics of our investments in Agency MBS including, but not limited to, loan balance distribution, geographic concentration, property type, occupancy, periodic and lifetime interest rate cap, weighted-average loan-to-value and weighted average credit score. As a newly organized company with no historical investments, we will build an initial portfolio consisting of currently priced assets and therefore we will likely not be negatively impacted by the recent price declines experienced by many Agency MBS portfolios. We believe this strategy and our commitment to capital preservation will provide us with a competitive advantage when operating in a variety of market conditions.
Access to Our Manager’s Sophisticated Analytical Tools, Infrastructure and Expertise
     We will utilize our Manager’s proprietary and third-party mortgage-related security and portfolio management tools to seek to generate an attractive net interest margin from our portfolio. We intend to focus on in-depth analysis of the numerous factors that influence Agency MBS including: (1) fundamental market and sector review; (2) rigorous cash flow analysis; (3) disciplined security selection; (4) controlled risk exposure; and (5) prudent balance sheet management. In addition, we will utilize these tools to guide the hedging strategies developed by our Manager to the extent consistent with satisfying the requirements for qualification as a REIT. Through the use of the tools described above, we will analyze factors that affect the rate at which mortgage prepayments occur, including changes in the level of interest rates, directional trends in housing prices, general economic conditions, the locations of the properties securing the mortgage loans and other social and demographic conditions in order to acquire Agency MBS that we believe are undervalued. We believe that sophisticated analysis of both macro and micro economic factors will enable us to manage cash flow and distributions while preserving capital. In addition, Invesco’s proprietary Q-Tech investment platform, a unique quality control tool that allows our Manager to track, evaluate and communicate each investment decision in real time, will facilitate our Manager’s ability to make well-informed and disciplined portfolio management decisions.
     Our Manager has created and maintains analytical and portfolio management capabilities to aid in security selection and risk management. We intend to capitalize on the market knowledge and ready access to data across the MBS markets that our Manager and its affiliates obtain through their established platform. We will also benefit from our Manager’s comprehensive finance and administrative infrastructure, including its risk management and financial reporting operations, as well as its business development, legal and compliance teams.
Alignment of Invesco and Our Manager’s Interests
     Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser           shares of our common stock and           OP units, in each case at the price per share in this offering, for an aggregate of $     million. Assuming that all           OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own      % of our outstanding common stock upon completion of this offering and the concurrent private placement (or      % if the underwriters fully exercise their option to purchase additional shares). We believe that the significant ownership of our common stock by the Invesco Purchaser will align Invesco and our Manager’s interests with our interests.
Attractive Risk Profile
     We believe that Agency MBS offer attractive returns with minimal credit risk due to the fact that the principal and interest payments on these securities are guaranteed by a U.S. Government agency or a federally chartered corporation. We believe that the liquid nature of Agency MBS and their guarantees enable lenders to provide favorable financing terms relative to other types of mortgage-related investments.
Tax Advantages of REIT Qualification
     Assuming that we meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation.

The Housing and Economic Recovery Act of 2008
On July 30, 2008, the Housing and Economic Recovery Act of 2008 was signed into law. This legislation, among other things, provides the U.S. Treasury with the authority to purchase both debt and equity securities of Fannie Mae and Freddie Mac without any explicit limit and extend a line of credit to these federally chartered corporations in an amount set at the discretion of the U.S. Treasury. We believe that these measures will strengthen market participants’ view of the U.S. Government’s support of Fannie Mae and Freddie Mac as well as that Agency MBS that benefits from the guarantees by Fannie Mae and Freddie Mac. In the near-term, we believe this law’s increase in the conforming mortgage loan limit for “high cost areas” will increase the number of borrowers eligible for a mortgage loan and therefore, increase the supply of Agency MBS. While additional supply may place temporary pressure on Agency MBS spreads, we believe that the Housing and Economic Recovery Act of 2008 reinforces the U.S. Government’s support of Fannie Mae and Freddie Mac and will ultimately result in a more favorable environment for Agency MBS valuations.
Our Investment Strategy
     We will rely on our Manager’s expertise in identifying assets within our target asset class of Agency MBS. Our Manager’s investment team has a strong focus on security selection and the relative value of various sectors within the agency mortgage market. We expect that the investment team will make investment decisions on our behalf, which will incorporate their views on the economic environment and the outlook for the mortgage market, including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, and financing and liquidity, subject to maintaining our REIT qualification and our exemption from registration under the 1940 Act.
     Our investment strategy is designed to enable us to:
•	build an investment portfolio consisting of Agency MBS that seeks to generate attractive returns while having a moderate risk profile;

•	manage financing, interest and prepayment rate risks;

•	capitalize on discrepancies in the relative valuations in the Agency MBS market;

•	provide regular quarterly distributions to stockholders;

•	qualify as a REIT; and

•	remain exempt from the requirements of the 1940 Act.
     We may change our investment strategy and policies without a vote of our stockholders.
     We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore we will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. See “—Operating and Regulatory Structure.” Subject to maintaining our REIT qualification and our 1940 Act exemption, we do not have any limitations on the amounts we may invest in our targeted asset class.
Investment Portfolio
     We will target investments in mortgage pass-through certificates and CMOs for which the principal and interest payments are guaranteed by a U.S. Government agency or a federally chartered corporation. Each of these types of Agency MBS is described below.
•	Mortgage Pass-Through Certificates. Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

•	CMOs. CMOs are securities which are structured from U.S. Government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.
     Agency MBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Instead, Agency MBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a “pass-through” of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities.
     The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.
     Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on agency securities increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates. However, this may not always be the case. We may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting our net interest income by altering the average yield on our assets.
     However, when interest rates are declining, the value of Agency MBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency MBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, our holdings of Agency MBS may experience reduced returns if the owners of the underlying mortgages pay off their mortgages slower than anticipated. This is generally referred to as extension risk.
     Payments of principal and interest on Agency MBS, although not the market value of the securities themselves, may be guaranteed by the full faith and credit of the United States, such as those issued by Ginnie Mae, or by a federally chartered corporation, such as Fannie Mae or Freddie Mac. See “—Freddie Mac Gold Certificates,” “—Fannie Mae Certificates” and “—Ginnie Mae Certificates.”
     The types of Agency MBS described above are collateralized by either FRMs, ARMs, or hybrid ARMs. Hybrid ARMs are mortgage loans that have interest rates that are fixed for an initial period (typically three, five, seven or ten years) and thereafter reset at regular intervals subject to interest rate caps. Our allocation between securities collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors including, but not limited to, relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves. We intend to take these factors into account when we make investments.
     In the future we may also invest in debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

     The types of mortgage pass-through certificates in which we intend to invest or which comprise CMOs in which we intend to invest, are described below.
Freddie Mac Gold Certificates
     Freddie Mac is a shareholder-owned, federally-chartered corporation created pursuant to an act of the U.S. Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.
     Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).
Fannie Mae Certificates
     Fannie Mae is a shareholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.
     Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the U.S. Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.
Ginnie Mae Certificates
     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the Federal Housing Administration, or FHA, or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty by Ginnie Mae.

     At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.
Investment Methods
     We may, in the future, utilize “to-be-announced” forward contracts, or TBAs, in order to invest in agency securities. Pursuant to these TBAs, we would agree to purchase, for future delivery, agency securities with certain principal and interest terms and certain types of underlying collateral, but the particular agency securities to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase agency securities through TBAs may be limited by the 75% asset test applicable to REITs. See “U.S. Federal Income Tax Considerations—Asset Tests” and “U.S. Federal Income Tax Considerations—Gross Income Tests.”
Investment Sourcing
     We expect our Manager to take advantage of the broad network of relationships it and Invesco have established to identify investment opportunities. Our Manager and its affiliates have extensive long-term relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, leading mortgage originators and commercial banks.
     Investing in, and sourcing financing for, Agency MBS is highly competitive. Although our Manager competes with many other investment managers for profitable investment opportunities in fixed-income asset classes and related investment opportunities and sources of financing, we believe that a combination of our Manager’s experience, together with the vast resources and relationships of Invesco, provide us with a significant advantage in identifying and capitalizing on attractive opportunities.
Investment Guidelines
     Our board of directors has adopted the following investment guidelines:
•	no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	our assets will be invested in Agency MBS; and

•	until appropriate investments can be identified, our Manager may invest the proceeds of this and any future offerings in interest-bearing, short-term investments, including money market accounts and/or funds, that are consistent with our intention to qualify as a REIT.
     These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders.
Investment Committee
     Our Manager has an Investment Committee comprised of its officers and investment professionals. The Investment Committee will periodically review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines, and provide to our board of directors an investment report at the end of each quarter in conjunction with its review of our quarterly results. From time to time, as it deems appropriate or necessary, our board of directors also will review our investment portfolio and its compliance with our investment policies and procedures, including these investment guidelines. For a description of the members comprising the Investment Committee, see “Our Manager and The Management Agreement—Investment Committee,” and “Management.”
Investment Process
     We expect our investment process will benefit from our Manager’s resources and professionals. Moreover our Manager’s Investment Committee will oversee our investment guidelines and will meet periodically, at least every quarter, to discuss investment opportunities.
     The investment team has a strong focus on security selection and on the relative value of various sectors within the Agency MBS market. Our Manager will utilize this expertise to build a diversified portfolio of Agency MBS. Our Manager will incorporate its views on the economic environment and the outlook for the mortgage market including relative valuation, supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing and liquidity.
     Our investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by our Manager to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act. We will seek to make investments in sectors where our Manager has strong core competencies and where we believe market risk and expected performance can be reasonably quantified.
     Our Manager evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to our comparable securities held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio.
Our Financing Strategy
     We intend to employ prudent leverage to increase potential returns to our stockholders and to fund the acquisition of Agency MBS. Our income will be generated primarily by the difference, or net spread, between the income we earn on our investments in Agency MBS and the cost of our financing and hedging activities. Although we are not required to maintain any particular leverage ratio, the amount of leverage we will deploy for particular investments in Agency MBS will depend upon our Manager’s assessment of a variety of factors, which may include, the anticipated liquidity and price volatility of the assets in our investment portfolio, the gap between the duration of our assets and liabilities including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and housing-related markets, our outlook for the level, slope, and volatility of interest rates, and our outlook for asset spreads relative to the LIBOR curve. We expect that we will deploy, on a debt-to-equity basis, from six to ten times leverage on our Agency MBS.
     Our financing strategy will depend on market conditions and our Manager’s outlook for short-term interest rates.
     We expect to finance our investments through short-term borrowings structured as repurchase agreements. Repurchase agreements are financings pursuant to which we will sell our Agency MBS to the repurchase agreement counterparty, the buyer, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. The amount of financing we will receive under a repurchase agreement is limited to a specified percentage of the estimated market value of the assets we sell to the buyer. The difference between the sale price and repurchase price is the cost, or interest expense, of financing under a repurchase agreement.

     Our Manager, through its affiliate and our sub-adviser, Invesco Aim Advisors, is in the process of securing commitments for us with several repurchase agreement counterparties. Invesco Aim Advisors has been active in the repurchase agreement lending market since 1980 and currently has master repurchase agreements in place with a number of counterparties. For the year ended December 31, 2007, Invesco Aim Advisors had provided borrowings to these counterparties amounting to average daily borrowings outstanding of approximately $21 billion, including approximately $4.9 billion by Agency MBS.
     We plan to leverage our Manager’s and its affiliates’ existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute agreements concurrently with or shortly after the closing of this offering.
     Our investments will serve as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on attractive terms or at all, or maintain our compliance with terms of any financing arrangements already in place. If market conditions result in a decline in the value of our Agency MBS, our financial position and results of operations could be adversely affected. Current events in the capital markets have proven to be a challenge for entities that rely on the capital markets to finance operations. The collateral required to fund positions has increased, as has the cost of borrowing. The largest increases in haircuts (the difference between the cash we receive from the counterparty when we initially sell the securities to the counterparty less the value of the securities) and borrowing costs have occurred in the non-Agency MBS sector. Haircuts and borrowing rates have also increased in the Agency MBS sector, although they remain lower than in the non-Agency MBS sector. As haircuts for an asset increase, the allowable leverage for that asset declines. Based on current market conditions, we intend to employ leverage below the maximum amount permitted by our repurchase agreements. Additionally, throughout the credit crisis repurchase agreements have remained available for Agency MBS. See “Risk Factors — Risks Related to Financing and Hedging — We will depend on repurchase agreement financing to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.”
     To the extent that we invest in Agency MBS through TBAs in the future, we may enter into dollar roll transactions using TBAs in which we would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Our ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See “U.S. Federal Income Tax Considerations—Gross Income Tests.”
Risk Management
     As part of our risk management strategy, our Manager will actively manage the financing, interest rate, prepayment and convexity risks associated with holding a portfolio of Agency MBS.
Interest Rate Hedging
     Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets, and on the other hand help us achieve our risk management objective. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income must not exceed 25% of our gross income.
     Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of our assets and on the other hand help us achieve our management objective. We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We will rely on our Manager’s expertise to manage these risks on our behalf.
     The U.S. federal income tax rules applicable to REITs, may require us to implement certain of these techniques through a TRS that is fully subject to U.S. federal corporate income taxation.

Market Risk Management
     Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest in Agency MBS, investment losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our Manager’s risk management tools include software and services licensed or purchased from third parties, in addition to proprietary software and analytical methods developed by Invesco. There can be no guarantee that these tools will protect us from market risks.
Policies With Respect to Certain Other Activities
     If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.
     In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements. We also may utilize structured financing techniques to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.
     We engage in the purchase and sale of investments. We will not underwrite the securities of other issuers.
     Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.
Operating and Regulatory Structure
REIT Qualification
     We intend to elect to qualify as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2008. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.
     So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption
     We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Because we are organized as a holding company that conducts its businesses primarily through our operating partnership and its majority-owned subsidiaries, the securities issued to our operating partnership by these subsidiaries that are excepted from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe our company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our majority-owned subsidiaries, we are primarily engaged in the business of our subsidiaries.
     If the value of our operating partnership’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fails to maintain their exceptions or exemptions from the 1940 Act, we may have to register under the 1940 Act and could become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.
     In addition, certain of our subsidiaries intend to qualify for an exemption from the definition of “investment company” under
Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally means that at least 55% of such subsidiary’s portfolio must be comprised of qualifying assets and 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as Agency MBS issued with respect to an underlying pool of mortgage loans in which we hold all the certificates issued by the pool, that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration.
     Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.
Competition
     Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring Agency MBS, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock.
     In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors — Risks Related to Our Investments — We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in Agency MBS.”
Staffing
     We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of Invesco. Upon completion of this offering, we will have officers but no employees. See “Our Manager and The Management Agreement—Management Agreement.”
Legal Proceedings
     Neither we nor, to our knowledge, our Manager is currently subject to any legal proceedings which we or our Manager consider to be material.

MANAGEMENT
Our Directors and Executive Officers
     Upon completion of the offering, our board of directors will be comprised of five members. We have appointed two directors upon the expiration of their current terms at the annual meeting of our stockholders in 2009, our directors will each be elected to serve a term of one year. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the NYSE. Our Bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.
     The following sets forth certain information with respect to our directors, director nominees, executive officers and other key personnel:

Name	Age	Position Held with Us
Richard J. King	49	President and Chief Executive Officer
John Anzalone	43	Chief Investment Officer
David A. Hartley	47	Chief Accounting Officer
Robson J. Kuster	34	Head of Research
Jason Marshall	33	Portfolio Manager
G. Mark Armour	55	Director
Karen Dunn Kelley	48	Director
Biographical Information
     Set forth below is biographical information for our directors, director nominees and executive officers.
Directors
     G. Mark Armour, Chief Executive Officer, President and Director. Mr. Armour is the Chief Executive Officer, President and a Director of our Manager. Mr. Armour is also the Senior Managing Director and Head of Invesco’s Worldwide Institutional business, positions he has held since January 2007. Previously, Mr. Armour served as the Head of Sales & Client Service for the Worldwide Institutional business. He was Chief Executive Officer of Invesco Australia from September 2002 until July 2006. Prior to joining Invesco, Mr. Armour held significant leadership roles in the funds management business, both in Australia and Hong Kong. He previously served as Chief Investment Officer for ANZ Investments and spent almost 20 years with the National Mutual/AXA Australia Group, where he was Chief Executive, and Funds Management from 1998 to 2000. Mr. Armour received a Bachelor of Economics, Honors from La Trobe University in Melbourne, Australia.
      Karen Dunn Kelley. Ms. Dunn Kelley is Chief Executive Officer of Invesco Worldwide Fixed Income, with responsibility for its fixed income and cash management business and is also a member of Invesco’s Executive Management and Worldwide Institutional Strategy Committees. She is President and Principal Executive Officer of Short-Term Investments Trust and Aim Treasurer’s Series Trust and serves on the board for the Short-Term Investments Company (Global Services) plc and Aim Global Management Company, Ltd. Ms. Dunn Kelley joined Invesco Aim Management Group, Inc. in 1989 as a money market Portfolio Manager. Ms. Dunn Kelley has been in the investment business since 1982. Ms. Dunn Kelley graduated magna cum laude with a Bachelor of Science degree from the Villanova University, College of Commerce and Finance.
Executive Officers and Other Key Personnel
      Richard J. King, CFA, President and Chief Executive Officer. Mr. King is our President and Chief Executive Officer. He is also a member of the Invesco Worldwide Fixed Income senior management team, and is the Head of Fixed Income Investment — Louisville, contributing 24 years of fixed income investment expertise. Mr. King originally joined Invesco in 2000 and has held positions as Senior Portfolio Manager and Product Manager for Core and Core Plus, Head of the Structured Team, and Head of Portfolio Management, leading a team responsible for portfolio management of all investment-grade domestic fixed income portfolios. Prior to Invesco, Mr. King spent two years as Head of Fixed Income at Security Benefit, and ten years with Criterion Investment Management, where he served as Chairman of the Core Sector Group. He also served as Managing Director and Portfolio Manager with Bear Stearns Asset Management. Starting in 1984, he spent four years with Ohio PERS as an Investment Analyst, with the responsibility of analyzing and trading corporate bonds and mortgage-backed securities. Mr. King began his career in 1981, as an auditor and later CPA, for Touche Ross & Co. Mr. King received a Bachelor of Science degree in Business Administration from The Ohio State University. Mr. King is a Chartered Financial Analyst.
     John M. Anzalone, CFA, Chief Investment Officer. Mr. Anzalone is our Chief Investment Officer. He is also a Senior Director and Head of Research & Trading, Mortgage-Backed Securities at Invesco. Mr. Anzalone joined Invesco’s Fixed Income Division in 2002. As the Head of the MBS group, he is responsible for the application of investment strategy across portfolios consistent with client investment objectives and guidelines. Additionally, the MBS team is responsible for analyzing and implementing investment actions in the residential and commercial mortgage-backed securities sectors. Mr. Anzalone began his investment career in 1992 at Union Trust. In 1994 he moved to AgriBank, FCB, where he served as a Senior Trader for six years. Mr. Anzalone is also a former employee of Advantus Capital Management where he was a Senior Trader responsible for trading mortgage-backed, asset-backed and commercial mortgage securities. Mr. Anzalone received a Bachelor of Arts degree in Economics from the Hobart College and a Masters of Business Administration degree from the Simon School at the University of Rochester. Mr. Anzalone is a Chartered Financial Analyst.
     David A. Hartley, Chief Accounting Officer. See “Our Manager and The Management Agreement—Executive Officers of Our Manager” for his biographical information.
     Robson J. Kuster, CFA, Head of Research. Mr. Kuster is our Head of Research. He is also the Head of Structured Securities Research for Invesco Worldwide Fixed Income. Mr. Kuster is responsible for overseeing all structured securities positions across stable value and total return platforms and is supported by a team of seasoned analysts. Additionally, he is closely involved in all structured product development efforts. Mr. Kuster provides the bias decision for mortgage-backed securities and subordinate asset-backed securities which drive long-term positioning across all worldwide fixed income product lines. Prior to joining Invesco in 2002, Mr. Kuster served as a Credit Analyst with Bank One Capital Markets, which he joined in 2000. Mr. Kuster received a Bachelor of Arts degree in both Economics and American History from Cornell College and a Masters of Business Administration degree from DePaul University. Mr. Kuster is a Chartered Financial Analyst.
     Jason Marshall, Portfolio Manager. Mr. Marshall is our Portfolio Manager. Mr. Marshall is also a Portfolio Manager on Invesco’s structured team with a focus in the mortgage-backed sector. He is responsible for providing expertise for the mortgage-related focus products and working collectively with the structured team to implement strategies throughout the fixed income platform. Prior to joining Invesco, Mr. Marshall worked for PNC Financial Services Group, Inc., which he joined in 1997. He was most recently Vice President of Portfolio Management, responsible for the trading and strategic implementation of the firm’s large mortgage-backed securities portfolio. Mr. Marshall received his Bachelor of Science degree in Finance from the Indiana University of Pennsylvania and a Masters of Business Administration degree with a concentration in Finance from Duquesne University.

Corporate Governance — Board of Directors and Committees
     Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.
     Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.
Audit Committee
     The audit committee will comprise Messrs.      ,        and      , each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr.       will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC.
     The committee assists the board in overseeing:
•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of our internal audit function and independent auditor.
     The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.
Compensation Committee
     The compensation committee will comprise Messrs.      ,        and      , each of whom will be an independent director. Mr.       will chair our compensation committee.
     The principal functions of the compensation committee will be to:
•	review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, evaluate our chief executive officer’s performance in light of such goals and objectives and, either as a committee or together with our independent directors (as directed by the board of directors), determine and approve the remuneration of our chief executive officer based on such evaluation;
•	review and oversee management’s annual process for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration of our senior officers;
•	oversee our equity-based remuneration plans and programs;
•	assist the board of directors and the chairman in overseeing the development of executive succession plans; and

•	determine from time to time the remuneration for our non-executive directors (including the chairman).
Nominating and Corporate Governance Committee
     The nominating and corporate governance committee will comprise Messrs.      ,        and         , each of whom will be an independent director. Mr.       will chair our nominating and corporate governance committee.
     The nominating and corporate governance committee will be responsible for
•	providing counsel to the board of directors with respect to the organization, function and composition of the board of directors and its committees;
•	overseeing the self-evaluation of the board of directors and the board of director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the board of directors changes to, our corporate governance policies and procedures; and
•	identifying and recommending to the board of directors potential director candidates for nomination.
Executive and Director Compensation
Compensation of Directors
     A member of our board of directors who is also an employee of Invesco is referred to as an executive director. Executive directors will not receive additional compensation for serving on our board of directors. Each non-executive director will receive an annual base fee for his services of $        and an annual deferred director fee of $      . The chair of our audit committee will receive an additional base annual fee of $        for his service in such capacity. Base director fees will be paid in cash and deferred director fees will be paid in restricted shares of our common stock which may not be sold or transferred during the non-executive director’s service on our board of directors. Both base and deferred director fees will be paid on a quarterly basis. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.
     We have not made any payments to any of our directors or director nominees to date.
Executive Compensation
     Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers, who are employees of Invesco, do not receive cash compensation from us for serving as our executive officers. Instead we will pay our Manager the management fees described in “Our Manager and the Management Agreement — Management Agreement — Management Fees and Expense Reimbursements.” However, our Manager may charge us for the compensation expense of our chief financial officer in respect of the services he or she provides to us. In their capacities as officers or personnel of Invesco, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business.
     Except for certain equity grants, our Manager compensates each of our executive officers. We pay our Manager a management fee and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel. We will adopt an equity incentive plan for our officers, our non-employee directors, our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—Equity Incentive Plan” for detailed description of our equity incentive plan.

Equity Incentive Plan
     Prior to the completion of this offering, we will adopt an equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. The equity incentive plan is administered by the compensation committee appointed by our board of directors. The equity incentive plan will permit the granting of share options, restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we have not issued any equity-based compensation.
     The equity incentive plan is administered by the compensation committee. The compensation committee, appointed by our board of directors, has the full authority to administer and interpret the equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of this offering, the equity incentive plan will be administered by a compensation committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board for those periods in which the board is acting.
Code of Business Conduct and Ethics
     Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.
     Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of Interest
     We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees. Each of our officers and two of our directors, Mr. Armour and Ms. Dunn Kelley, is an employee of Invesco. Our management agreement with our Manager was negotiated between related parties and its terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the obligations of our Manager and its officers and personnel to engage in other business activities, including for Invesco, may reduce the time our Manager and its officers and personnel spend managing us.
     As of June 30, 2008, Invesco had $461.3 billion in managed assets, including approximately $9.7 billion of Agency MBS, and we will compete for investment opportunities directly with our Manager or other clients of our Manager or Invesco. As of June 30, 2008, approximately 100 accounts managed by our Manager had exposure to Agency MBS. In addition, in the future our Manager may have additional clients that compete directly with us for investment opportunities, although Invesco has indicated to us that it expects that we will be the only publicly-traded REIT advised by our Manager or Invesco whose investment strategy is to invest substantially all of its capital in Agency MBS. Our Manager has an investment allocation policy in place that is intended to enable us to share equitably with other clients of our Manager in all investment opportunities that may be suitable for us and such other clients. Pursuant to this policy, investments may be allocated by taking into account factors, including but not limited to investment objectives or strategies, the size of the available investment, cash availability and cash-flow expectations, and the tax implications of an investment. Our Manager’s policy also requires a fair and equitable allocation of financing opportunities over time among us and other clients of our Manager. Our Manager’s policy also includes other procedures intended to prevent any of its other clients from receiving favorable treatment in accessing investment opportunities over any other account. These allocation policies may be amended by our Manager at any time without our consent. To the extent our Manager’s or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s allocation policies, our Manager may need to refine its policies to address such situation. Our independent directors will review our Manager’s compliance with its allocation policies. In addition, to avoid any actual or perceived conflicts of interest with our Manager, a majority of our independent directors will be required to approve an investment in any security structured or issued by an entity managed by our Manager, or any purchase or sale of our assets by or to our Manager or its affiliates or to an entity managed by our Manager or its affiliates.
     We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, subject to Invesco’s allocation policy, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.
Limitation of Liability and Indemnification
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
     Our charter authorizes us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and to any personnel or agent of our company or of any predecessor.
     The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

OUR MANAGER AND THE MANAGEMENT AGREEMENT
General
     We are externally advised and managed by our Manager. All of our officers are employees of Invesco. Our Manager will be entitled to receive a management fee pursuant to the management agreement. The executive offices of our Manager are located at 1555 Peachtree Street, NE, Atlanta, Georgia 30309, and the telephone number of our Manager’s executive offices is (404) 892-0896.
Executive Officers and Key Personnel of Our Manager
     The following sets forth certain information with respect to each of the executive officers and certain other key personnel of our Manager:

Executive Officer	Age	Position Held with Our Manager
G. Mark Armour	55	Chief Executive Officer, President and Director
David A. Hartley	47	Chief Accounting Officer and Director
Jeffrey H. Kupor	39	General Counsel and Secretary
Todd L. Spillane	49	Chief Compliance Officer
Biographical Information
     Set forth below is biographical information for the executive officers and certain other key personnel of our Manager.
     G. Mark Armour. See “Our Manager and the Management Agreement — Executive Officers of Our Manager” for his biographical information.
     David A. Hartley, Chief Accounting Officer and Director. Mr. Hartley is the Chief Accounting Officer and a Director of our Manager. He has also served as Chief Accounting Officer of Invesco since April 2004. Mr. Hartley served as Chief Financial Officer of our Manager from September 1998 to January 2003. During this time, he was the Head of Institutional Services for our Manager, providing operational, administrative and back office support to Invesco. Since 1993, Mr. Hartley served as the Principal Accounting Officer for AMVESCAP PLC, as Invesco was then known. In 1991, Mr. Hartley joined Invesco as Controller for Invesco North American operations. Mr. Hartley began his career in 1982 at KPMG Peat Marwick in London before moving to Atlanta in 1987. Mr. Hartley received a Bachelor of Science degree in Economics and Accounting from The University of Bristol. Mr. Hartley is an English Chartered Accountant.
     Jeffrey H. Kupor, General Counsel and Secretary. Mr. Kupor is the General Counsel and Secretary of our Manager. He has also served as the Head of Invesco Worldwide Institutional’s legal department since August 2006. Mr. Kupor served as General Counsel of Invesco North America from December 2003 until August 2006. From January 2002 to November 2003, he was the Assistant General Counsel of AMVESCAP PLC, as Invesco was then known. Mr. Kupor received a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania and a Juris Doctorate degree from the Boalt Hall School of Law at the University of California at Berkeley.
     Todd Spillane, Chief Compliance Officer. Mr. Spillane is the Chief Compliance Officer of our Manager. He has also served as Chief Compliance Officer of Invesco U.S. Compliance since March 2006. As Chief Compliance Officer, Mr. Spillane directs the compliance teams that support the U.S. Retail and U.S. Institutional operations of Invesco Aim and Invesco. Previously, Mr. Spillane served as the Advisory Compliance Director for Invesco Aim and was responsible for the management of the Advisory Compliance group. Prior to joining Invesco Aim in 2004, Mr. Spillane was the Vice President of global product development with AIG Global Investment Group. While at AIG, he also served as Chief Compliance Officer and Deputy General Counsel for AIG/SunAmerica Asset Group and AIG/American General Investment Management. Mr. Spillane began his career in 1988 as an attorney with Aetna Life Insurance Company. He also served as Director of Compliance for Nicholas-Applegate Capital Management from 1994 to 1999. Mr. Spillane received a Bachelor of Arts degree in Politics from Fairfield University and a Juris Doctorate degree from Western New England School of Law. He is a member of the Connecticut Bar Association.
     Brian P. Norris, CFA, Portfolio Manager, Mortgage-Backed Securities. Mr. Norris is a Portfolio Manager on the structured securities team with a focus in the mortgage-backed sector. He is responsible for trading for the mortgage-related focus products and works collectively with the structured team to implement strategies throughout the fixed income platform. Mr. Norris moved to the investment team in 2006. He has been employed by Invesco since March 2001 and served for five years as an Account Manager, where he was responsible for communicating the fixed income investment process and strategy to both clients and consultants. Mr. Norris began his investment career in 1999 with Todd Investment Advisers in Louisville, Kentucky, as a Securities Trader. Mr. Norris received a Bachelor of Science degree in Business Administration majoring in Finance from the University of Louisville. Mr. Norris is a Chartered Financial Analyst and a member of the CFA Institute.
     Clint Dudley, Portfolio Manager, Mortgage-Backed Securities. Mr. Dudley is a Portfolio Manager for Invesco Worldwide Fixed Income and is responsible for the management of mortgage-backed securities in the long-term investment grade retail bond funds. Mr. Dudley joined Invesco Aim in 1998 as a Systems Analyst in the information technology department. Mr. Dudley was promoted to Money Market Portfolio Manager in 2000 and assumed his current duties in 2001. Mr. Dudley received a Bachelor of Business Administration degree and a Masters of Business Administration degree from Baylor University. Mr. Dudley is a Chartered Financial Analyst.
     David B. Lyle, Senior Analyst, Structured Securities. Mr. Lyle joined Invesco in June 2006 as a Structured Securities Analyst. He is responsible for evaluating and forming credit opinions of issuers, originators, servicers, insurance providers and other parties associated with a range of structured securities and related collateral. Mr. Lyle is also involved in the management of structured credit vehicles and the development and marketing of new investment products. Prior to joining Invesco, Mr. Lyle spent three years at Friedman Billings Ramsey where he was a Vice President in the Investment Banking ABS group. From 2001 to 2003, Mr. Lyle was an Analyst in the Mortgage Finance group at Wachovia Securities. Mr. Lyle graduated magna cum laude with a Bachelor of Engineering degree from Vanderbilt University.
     Kevin M. Collins, Senior Analyst, Structured Securities. Mr. Collins joined Invesco in 2007 and is currently a Senior Analyst in the Structured Securities division. He is responsible for evaluating residential mortgage, commercial mortgage and asset-backed securities investments and determining views on issuers, originators, servicers, insurance providers, and other parties involved in the structured securities market. Additionally, Mr. Collins is involved in identifying new investment strategies and creating related product offerings for Invesco Worldwide Fixed Income. Prior to joining Invesco, Mr. Collins raised capital for banks and specialty finance companies by originating and executing securitizations at Credit Suisse from 2004 to 2007. Mr. Collins began his career in the Structured Finance Advisory Services practice at Ernst and Young LLP in 2002. Mr. Collins graduated magna cum laude with a Bachelor of Science degree in Accounting from Florida State University.
     Laurie F. Brignac, CFA, Senior Portfolio Manager, Cash Management. Ms. Brignac is a Senior Portfolio Manager for Invesco Worldwide Fixed Income and is responsible for the management of all cash management products, including institutional, retail and offshore money funds, as well as private accounts. She joined Invesco Aim in 1992 as a Money Market Trader specializing in the repurchase agreement and time deposit markets. She was promoted to Investment Officer in 1994 and to Senior Portfolio Manager in 2002. Her duties have expanded to include all forms of short-term taxable fixed income securities, but her primary responsibility lies in the enhanced cash and short-term cash management area. Prior to joining Invesco Aim, Ms. Brignac was a Sales Assistant for HSBC Securities, Inc. She began her investment career as a Money Market Trader responsible for managing the Fed position at Premier Bank in Louisiana. Ms. Brignac received a Bachelor of Science degree in Accounting from Louisiana State University. Ms. Brignac is a Chartered Financial Analyst and a member of the Association for Investment Management and Research.
     Lyman Missimer III, CFA, Chief Investment Officer, Cash Management, Senior Vice President of Invesco Aim Distributors, Inc., Assistant Vice President of Invesco Aim Advisors, Inc. and Invesco Aim Capital Management, Inc. Mr. Missimer is responsible for directing the management of all cash management products including, institutional, retail, offshore money market funds, as well as enhanced cash and private accounts. Mr. Missimer has been in the investment business since 1980. He joined Invesco in 1995 as a Senior Portfolio Manager and the Head of the Money Market desk. Previously, he served as a Senior Portfolio Manager at Bank of America in Illinois, an Institutional Salesman at Wells Fargo Bank and a Senior Analyst in the Economics division at Continental Bank. Mr. Missimer received a Bachelor of Arts degree in Economics from Dartmouth College and a Masters of Business Administration degree from The University of Chicago. He is a Chartered Financial Analyst.
     Thomas Gerhardt, Portfolio Manager, Cash Management. Mr. Gerhardt is a Portfolio Manager for Invesco Worldwide Fixed Income and is responsible for the management of all cash management products, including institutional, retail and offshore money funds, as well as private accounts. Mr. Gerhardt joined Invesco Aim in 1992 as a Portfolio Administrator specializing in the pricing of collateral for repurchase agreements and assisting in the day-to-day operations surrounding the money market funds. In 1999, he rejoined Invesco Aim after several years in the teaching profession. He joined Invesco Aim’s Cash Management Marketing team in 2002 as an Internal Wholesaler and he assumed his current position as Portfolio Manager in 2006. Mr. Gerhardt received a Bachelor of Arts degree in Communications from Trinity University and a Masters of Business Administration degree from the University of St. Thomas.
     Mark V. Matthews, Ph.D., Head of Quantitative Research. Mr. Matthews joined Invesco’s Quantitative Research group in September 2000. He is responsible for developing econometric models and forecasting tools for fixed income markets. Mr. Matthews has also developed models and measurement algorithms for investment opportunity and decision performance, and designed and implemented tools for product design, risk measurement, and performance attribution. Mr. Matthews began his career in 1991 as Assistant Professor of Applied Math at the Massachusetts Institute of Technology. From 1996 to 1999, he worked on security analytics for a financial software company. Immediately prior to joining Invesco, Mr. Matthews was a Quantitative Analyst in the Equity Trading group at Fidelity Investments. He became Director of Quantitative Research for Invesco in 2004. In 2007, he joined Invesco’s Global Process Management team as Head of Research and Development. Mr. Matthews received a Bachelor of Arts degree from Harvard University, and Masters of Science degree and Doctor of Philosophy degree in Statistics from Stanford University.

Investment Committee
     Our Manager has an Investment Committee comprised of our Manager’s professionals comprising Messrs. King, Anzalone, Kuster, Marshall and Missimer. For biographical information on the members of the Investment Committee, see “Management — Biographical Information.” The role of the Investment Committee is to oversee our investment guidelines, our investment portfolio holdings and related compliance with our investment policies. The Investment Committee will meet as frequently as it believes is necessary.
Management Agreement
     Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager’s role as Manager will be under the supervision and direction of our board of directors.
Management Services
     Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:
     (i) serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by a majority of our independent directors;
     (ii) investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;
     (iii) with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;
     (iv) negotiating and entering into, on our behalf, repurchase agreements, interest rate swap agreements and other agreements and instruments required for us to conduct our business;
     (v) engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);
     (vi) coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;
     (vii) providing executive and administrative personnel, office space and office services required in rendering services to us;
     (viii) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our

Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;
     (ix) communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;
     (x) counseling us in connection with policy decisions to be made by our board of directors;
     (xi) evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;
     (xii) counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;
     (xiii) counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;
     (xiv) furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;
     (xv) monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;
     (xvi) investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;
     (xvii) causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;
     (xviii) assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
     (xix) assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;
     (xx) assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

     (xxi) placing, or arranging for the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);
     (xxii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;
     (xxiii) using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;
     (xxiv) advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;
     (xxv) forming the Investment Committee, which will propose investment guidelines to be approved by a majority of our independent directors;
     (xxvi) serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;
     (xxvii) providing us with portfolio management;
     (xxviii) arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;
     (xxix) performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and
     (xxx) using commercially reasonable efforts to cause us to comply with all applicable laws.
Liability and Indemnification
     Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our

Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effected in violation of our investment guidelines) or in the trade process (such as a buy order that was entered instead of a sell order, or the wrong purchase or sale of security, or a transaction in which a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.
Management Team
     Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer, chief financial officer, chief investment officer, chief accounting officer, head of research and portfolio manager and along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us.
Term and Termination
     The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the second anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of the average annual management fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.
     We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:
•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of our Manager.
     Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940.
     Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.
Management Fees and Expense Reimbursements
     We do not expect to maintain an office or directly employ personnel. Instead we rely on the facilities and resources of our Manager to manage our day-to-day operations.
Management Fee
     We will pay our Manager a management fee in an amount equal to 1.50% of our stockholders’ equity up to $500 million and 1.25% of our stockholders’ equity in excess of $500 million, per annum, calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay to repurchase our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our financial statements. We will treat outstanding limited partner interests (not held by us) as outstanding shares of capital stock for purposes of calculating the management fee. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.
     The management fee of our Manager shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the management fee for such quarter.
     Although there is no current intention to do so, as a component of our Manager’s compensation, we may in the future issue to personnel of our Manager stock-based compensation under our equity incentive plan.
Reimbursement of Expenses
     We will be required to reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.
     We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:
•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	costs associated with the establishment and maintenance of any of our credit or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our repurchase agreements or any of our securities offerings;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of our custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

•	all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

•	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.
     We will not reimburse our Manager for the salaries and other compensation of its personnel, except, we will reimburse our Manager for our allocable share of our chief financial officer’s compensation based on the percentage of his or her working time spent on our affairs as compared to his or her working time spent on other matters for our Manager. We expect that the compensation of our chief financial officer will be competitive with other similarly situated public REITs.
     In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.
Grants of Equity Compensation to Our Manager, Its Personnel and Its Affiliates
     Under our equity incentive plan, our board of directors is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates. See “Management —Equity Incentive Plan.”
     Future equity awards may be made to our officers or directors and to our Manager and its personnel and affiliates under our equity incentive plan.

PRINCIPAL STOCKHOLDERS
     Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:
•	each of our directors and director nominees;
•	each of our executive officers;
•	each holder of 5% or more of each class of our capital stock; and
•	all of our directors, director nominees and executive officers as a group.
     In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).
     Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1555 Peachtree Street, NE, Atlanta, Georgia 30309.

	Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Invesco Purchaser
Invesco Institutional (N.A.), Inc.(2)	100	*		*
All directors, director nominees and executive officers as a group

*	Represents less than 1% of the common shares outstanding on a fully-diluted basis upon the closing of this offering.

(1)	Assumes issuance of (i) shares of common stock offered hereby, (ii) shares of common stock sold to the Invesco Purchaser in the concurrent private offering, and (iii) shares of restricted common stock to be granted to our independent directors pursuant to our equity incentive plan. Does not reflect (i) shares of common stock reserved for issuance upon exercise of the underwriters’ over-allotment, and (ii) shares of our common stock that may be issued by us upon a redemption of the OP units to be owned by the Invesco Purchaser upon completion of this offering.

(2)	These shares were purchased by Invesco Institutional (N.A.), Inc. as part of our initial capitalization.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Prior to the completion of this offering, we will enter into a management agreement with Invesco Institutional (N.A.), Inc, our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial two-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a management fee. See “Our Manager and The Management Agreement — Management Agreement.”
     Our executive officers also are employees of Invesco. As a result, the management agreement between us and our Manager and the terms of the limited partner interest were negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management — Conflicts of Interest” and “Risk Factors — Risks Related to Our Relationship With Our Manager — There are conflicts of interest in our relationship with our Manager and Invesco, which could result in decisions that are not in the best interests of our stockholders.”
     Our management agreement is intended to provide us with access to our Manager’s pipeline of assets and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our chief executive officer, chief investment officer, chief financial officer, chief accounting officer and secretary also serve as officers and employees of Invesco. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other payments payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management — Conflicts of Interest” and “Risk Factors — Risks Related to Our Relationship With Our Manager — There are conflicts of interest in our relationship with our Manager and Invesco, which could result in decisions that are not in the best interests of our stockholders.”
Related Party Transaction Policies
     To avoid any actual or perceived conflicts of interest with our Manager, we expect our Board of directors to adopt a policy providing that an investment in any security structured or managed by our Manager, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will require the proper approval of our independent directors. Our independent directors expect to establish in advance parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner.
     We also expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation Committee of our Board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Restricted Common Stock and Other Equity-Based Awards
     Our equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of      shares of our common stock.

sold pursuant to the underwriters’ exercise of their over-allotment option) at the time of the award, subject to a ceiling of            shares available for issuance under the plan. Each independent director will receive            shares of our restricted common stock upon completion of this offering which will constitute      % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters’ exercise of their over-allotment option.
Purchases of Common Stock by Affiliates
      Concurrently with the completion of this offering, we will conduct a private placement in which we will sell to the Invesco Purchaser           shares of our common stock and           OP units, in each case at the price per share in this offering, for an aggregate of $    million. Upon completion of this offering and the concurrent private placement, the Invesco Purchaser will beneficially own    % of our outstanding common stock (or     % if the underwriters fully exercise their option to purchase additional shares). Assuming that all      OP units are redeemed for an equivalent number of shares of our common stock, the Invesco Purchaser would beneficially own     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or    % if the underwriters fully exercise their option to purchase additional shares). We plan to invest the net proceeds of this offering and the concurrent private offering in accordance with our investment objectives and the strategies described in this prospectus.
Indemnification and Limitation of Directors’ and Officers’ Liability
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.
     The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
     In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
     Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
     Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.
     We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the partnership agreement provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Registration Rights
     We will enter into a registration rights agreement with regard to the common stock owned by the Invesco Purchaser upon completion of this offering and any shares of common stock that our Manager may elect to receive under the management agreement or otherwise. Pursuant to the registration rights agreement, we will grant to the Invesco Purchaser and our Manager (1) unlimited demand registration rights to have these shares registered for resale, and (2) in certain circumstances, the right to ''piggy-back’’ these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. The registration rights of the Invesco Purchaser with respect to the common stock that it will purchase simultaneously with this offering will only begin to apply one year after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

DESCRIPTION OF CAPITAL STOCK
     The following is a summary of the rights and preferences of our capital stock . While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
     Our charter provides that we may issue up to            shares of common stock, $0.01 par value per share, and            shares of preferred stock, $        par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus,      shares of common stock will be issued and outstanding on a fully diluted basis (            shares if the underwriters’ over-allotment option is exercised in full), and no preferred shares will be issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.
Shares of Common Stock
     All shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.
     The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Invesco or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.
     Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
     Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.
     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our shares of stock) may be approved by a majority of all of the votes entitled to be cast on the matter. Our charter also provides that we may sell or transfer all or substantially all of our assets if approved by our board of directors and by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock
     Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.
Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock
     We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.
Restrictions on Ownership and Transfer
     In order for us to qualify as a REIT under the Internal Revenue Code, our shares of stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
     Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of our shares of stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of our shares of stock.
     The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limits.
     Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.
     In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for all other persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided further that the ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or total shares of stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage of our shares of common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of our shares of common stock or total shares of stock, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.
     Our charter provisions further prohibit:
•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and
•	any person from transferring our shares of stock if such transfer would result in our shares of stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).
     Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
     Pursuant to our charter, if any transfer of our shares of stock would result in our shares of stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be void.
     Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.
     If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount will be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.
     The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.
     Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and
•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.
     However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

     In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
     Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
     These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.
Transfer Agent and Registrar
     We expect the transfer agent and registrar for our shares of common stock to be BNY Mellon Shareowner Services.

SHARES ELIGIBLE FOR FUTURE SALE
     After giving effect to this offering and the other transactions described in this prospectus, we will have            shares of common stock outstanding on a fully diluted basis. Our shares of common stock are newly-issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for our shares of common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors — Risks Related to Our Common Stock.”
     For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”
Securities Convertible into Shares of Common Stock
     Upon completion of this offering, we will have (1)      OP units outstanding (excluding OP units that we own in the operating partnership) exchangeable, on a one-for-one basis, by the unitholders for cash equal to the market value of an equivalent number of shares of our common stock or, at our option, shares of our common stock and (2) reserved for issuance up to an aggregate of      % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares and OP units to be sold to the Invesco Purchaser concurrently with this offering and shares to be sold pursuant to the underwriters’ exercise of their over-allotment option) at the time of award, subject to a ceiling of            shares, for future awards under our equity incentive plan. In connection with this offering, our board of directors has approved an aggregate of            shares of our restricted common stock (or            shares if the underwriters exercise their over-allotment option in full) to be granted to our executive officers, our independent directors and personnel of our Manager under our equity incentive plan.
Rule 144
               of our shares of common stock that will be outstanding after giving effect to this offering and the transactions described in this prospectus on a fully-diluted basis will be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.
     In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.
     A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-Up Agreements
      We, each of our directors and executive officers, our Manager and each executive officer of our Manager and the Invesco Purchaser have agreed not to offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by us or any of these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated. However, each of our directors and executive officers and each officer of our Manager may transfer or dispose of our shares during this 180-day “lock-up” period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the this 180-day “lock-up” period.
     The Invesco Purchaser has agreed that, for a period of one year after the date of this prospectus, without the consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, it will not dispose of or hedge any of the shares of our common stock or OP units that it purchases in the private placement concurrently with the closing of this offering.
     In the event that either (1) during the last 17 days of the 180-day or one-year “lock-up” period described in the two preceding paragraphs, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day or one-year “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day or one-year “lock-up” period, as applicable, then, in either case, the expiration of the 180-day or one-year “lock-up” period, as applicable, will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated waive, in writing, such an extension.
     There are no agreements between Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. Incorporated and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period or one-year “lock-up period”, as applicable.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS
     The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our Bylaws, copies of which will be available before the closing of this offering from us upon request.
Our Board of Directors
     Our Bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be more than 15. Our charter and Bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.
     Pursuant to our charter, each of our directors is elected by our common stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.
Removal of Directors
     Our charter provides that a director may be removed with cause and only by the affirmative vote of at least two-thirds of the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.
Business Combinations
     Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
     These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute.
     Should our board of directors opt back into the statute or otherwise fail to approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
     The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
     If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
     The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or Bylaws of the corporation.
     Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8
     Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or Bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or Bylaws, to any or all of five provisions:
•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
     Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and Bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, chief executive officer or president or the board of directors, the written request of stockholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.
Meetings of Stockholders
     Pursuant to our Bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors beginning with 2009. In addition, the chairman of our board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Amendment to Our Charter and Bylaws
     Except for amendments related to removal of directors and the restrictions on ownership and transfer of our shares of stock (each of which must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
     Our board of directors has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws.
Dissolution of Our Company
     The dissolution of our company must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business
     Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our Bylaws.
     With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our Bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
     Our charter and Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, restrictions on transfer and ownership of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the Bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
     The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
     In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
     Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
     Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.
     We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating partnership’s partnership agreement provides that we, as general partner through our wholly-owned subsidiary, and our officers and directors are indemnified to the maximum extent permitted by law.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT Qualification
     Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

THE OPERATING PARTNERSHIP AGREEMENT
     The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
General
     IAS Operating Partnership, LP, our operating partnership, was formed on      , 2008 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT in which all of our assets are owned in a limited partnership, the operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.
     Our operating partnership will be structured to make distributions with respect to OP units that will be equivalent to the distributions made to our common stockholders. Finally, the operating partnership will be structured to permit limited partners in the operating partnership to redeem their OP units for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.
     We are the sole general partner of the operating partnership and are liable for its obligations. As the sole general partner of the operating partnership, we have the exclusive power to manage and conduct the business of the operating partnership.
     Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through the operating partnership. In the event we elect to hold assets directly, the income of the operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.
Capital Contributions
     We will transfer substantially all of the net proceeds of this offering to the operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors and receive a number of OP units equal to the number of shares of common stock issued to investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If the operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the operating partnership to issue partner interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and our stockholders.
Operations
     The partnership agreement of the operating partnership will provide that the operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for classification as a REIT for U.S. federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.
     The partnership agreement will provide that the operating partnership will distribute cash flow from operations to the partners of the operating partnership in accordance with its relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one OP unit will receive the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.
     Similarly, the partnership agreement of the operating partnership will provide that taxable income is allocated to the partners of the operating partnership in accordance with their relative percentage interests such that a holder of one OP unit will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership.
     Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
     In addition to the administrative and operating costs and expenses incurred by the operating partnership in acquiring and holding our assets, the operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of the operating partnership. Such expenses will include:
•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.
Redemption Rights
     Subject to certain limitations and exceptions, the limited partners of the operating partnership, other than us or our subsidiaries, will have the right to cause the operating partnership to redeem their OP units for cash equal to the market value of an equivalent number of our shares of common stock, or, at our option, we may purchase their OP units by issuing one share of common stock for each OP unit redeemed. The market value of the OP units for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice was given to the operating partnership of exercise of the redemption rights. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.
Transferability of Interests
     We will not be able to (1) voluntarily withdraw as the general partner of the operating partnership, or (2) transfer our general partner interest in the operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners will not be able to transfer their OP units, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only IAS and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department (or the Treasury regulations), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities, including the operating partnership, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:
•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

     This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.
     THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.
Taxation of Our Company in General
     We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2008. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.
     The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We have received an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2008, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
     Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.
Taxation of REITs in General
     As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”
     Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.
     For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.
     With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "— Taxation of Taxable U.S. Stockholders.”
     Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:
•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “— Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiaries (or TRSs) we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.
     In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT
     The Internal Revenue Code defines a REIT as a corporation, trust or association:
     (1) that is managed by one or more trustees or directors;
     (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
     (3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;
     (4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;
     (5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;
     (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);
     (7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and
     (8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.
     The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.
     To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
     In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities
Ownership of Partner Interests
     In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in lower-tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “— Tax Aspects of Ownership of Equity Interests in Partnerships.”
Disregarded Subsidiaries
     If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
     In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "— Asset Tests” and “— Gross Income Tests.”
Taxable REIT Subsidiaries
     A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”
     Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where: (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.
Gross Income Tests
     In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.
     For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.
Interest Income
     Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

     We intend to invest in agency securities that are either pass-through certificates or CMOs. We expect that the agency securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from our agency securities will be qualifying income for the 95% gross income test. In the case of agency securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of agency securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from agency securities will be qualifying income for purposes of the REIT gross income tests.
     As described in “Business—Investment Methods,” we may purchase agency securities through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. See “Business—Our Financing Strategy.” There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.
Dividend Income
     We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.
Hedging Transactions
     We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Rents from Real Property
     We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.
     In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.
     Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.
Failure to Satisfy the Gross Income Tests
     We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
     We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of MBS and mortgage loans. Regular or residual interest in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grant or trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% for our taxable year ending December 31, 2008) of the value of our gross assets.
     The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.
     For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
     After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
     We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, as described in “Business—Our Financing Strategy,” we may purchase agency securities through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceeds 25% of our gross assets.
     We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.
     In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.
Annual Distribution Requirements
     In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)	the sum of:
•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and
•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus
(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.
     These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
     In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.
     To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.
     If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
     It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Recordkeeping Requirements
     We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.
Prohibited Transactions
     Net income we derive from a prohibited transaction (including any foreign currency gain, as defined in Section 988(b)(1) of the Code, minus any foreign currency loss, as defined in Section 988(b)(2) of the Code) is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.
Foreclosure Property
     Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify
     In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.
Tax Aspects of Ownership of Equity Interests in Partnerships
General
     We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and any equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.
Entity Classification
     The ownership by us of equity interests in partnerships, including our operating partnership, involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Because it is likely that at least half of our operating partnership’s investments will be mortgage loans and the operating partnership intends to use leverage to finance the investments, the taxable mortgage pool rules potentially could apply to the operating partnership. However, the operating partnership does not intend on incurring any indebtedness, the payments on which bear a relationship to payments (including payments at maturity) received by the operating partnership from its investments. Accordingly, the operating partnership does not believe it will be an obligor under debt obligations with two or more maturities, the payments on which bear a relationship to payments on the operating partnership’s debt investments, and, therefore, the operating partnership does not believe that it will be classified as a taxable mortgage pool. If our operating partnership or any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Asset Tests” and “— Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.
     In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
     The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury regulations promulgated under this section of the Code. Under the Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.
Taxation of Taxable U.S. Stockholders
     This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:
•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
     If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions
     Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.
     In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.
     Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.
     With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
     (a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);
     (b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
     (c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

     Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.
     To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Our Company in General” and "— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock
     In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”
     Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Passive Activity Losses and Investment Interest Limitations
     Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Taxation of Tax-Exempt U.S. Stockholders
     U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we expect to engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is likely that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.
     Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
     In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.
     Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.
Taxation of Non-U.S. Stockholders
     The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.
Ordinary Dividends
     The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, it is likely that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.
     In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.
Non-Dividend Distributions
     Unless (A) our common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.
Capital Gain Dividends
     Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).
Dispositions of Our Common Stock
     Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S.

     Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.
     If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.
     Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Backup Withholding and Information Reporting
     We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.
     We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.
     Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.
State, Local and Foreign Taxes
     We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.
Legislative or Other Actions Affecting REITs
     The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

ERISA CONSIDERATIONS
     A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.
     The DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act as amended, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.
     The DOL Regulations provided that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.
     The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.
     Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.
     Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING
     Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, have severally agreed to purchase from us the following respective number of shares of common stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. Incorporated

Total
     The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus, other than those covered by the over-allotment option described below, if any of these shares are purchased.
     We have been advised by the representatives of the underwriters that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $ per share under the public offering price. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.
     We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to            additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered by this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
     The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. We have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

Total Fees
		Without Exercise of	With Full Exercise of
		the Over-Allotment	the Over-Allotment
	Fee per Share	Option	Option
Discounts and commissions paid by us
     In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $        million.
     We and our operating partnership have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

     We, each of our directors and executive officers, our Manager and each executive officer of our Manager and the Invesco Purchaser have agreed not to offer, sell, contract to sell or otherwise dispose of or hedge, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by us or any of these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated. However, each of our directors and executive officers and each officer of our Manager may transfer or dispose of our shares during this 180-day “lock-up” period in the case of gifts or for estate planning purposes where the donee agrees to a similar lock-up agreement for the remainder of the this 180-day “lock-up” period.
     The Invesco Purchaser has agreed that, for a period of one year after the date of this prospectus, without the consent of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, it will not dispose of or hedge any of the shares of our common stock or OP units that it purchases in the private placement of $        million of our common stock concurrently with the closing of this offering.
     In the event that either (1) during the last 17 days of the 180-day or one-year “lock-up” period described in the two preceding paragraphs, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day or one-year “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day or one-year “lock-up” period, as applicable, then, in either case, the expiration of the 180-day or one-year “lock-up” period, as applicable, will be extended to the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated waive, in writing, such an extension.
     There are no agreements between Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. Incorporated and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period or one-year “lock-up period”, as applicable.
     The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.
     In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.
     Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.
     Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.
     Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.
     The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

     Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise.
     A prospectus in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus form a part.
     The underwriters or their affiliates have engaged in transactions with, and have performed underwriting, investment banking, lending and advisory services for Invesco and/or its affiliates in the ordinary course of their business and may do so for us as well as our Manager and Invesco and their affiliates in the future. Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated have previously acted as financial advisors to Invesco and have entered into repurchase agreements, credit default swaps, equity swaps, foreign exchange contracts, guarantees and other derivative contracts with Invesco. They have received or will receive customary fees and reimbursements of expenses for these transactions and services.
Pricing of this Offering
     Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price per share of our common stock will be determined by negotiation among us and the underwriters. Among the primary factors that will be considered in determining the public offering price are: prevailing market conditions, the present stage of our development, the market capitalizations and stages of development of other companies that we and the underwriter believe to be comparable to our business and estimates of our business potential.

LEGAL MATTERS
     Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. As to certain matters of Maryland law, Clifford Chance US LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.
EXPERTS
     The financial statement to be included in this prospectus will be audited by       , an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the Securities and Exchange Commission’s website at www.sec.gov.
     As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

[Audited Financial Statements to be filed by Pre-Effective Amendment]

F-1

Invesco Agency Securities Inc.
Shares
Common Stock

PROSPECTUS

Credit Suisse
Morgan Stanley
, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.
     The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$9,825
Financial Industry Regulatory Authority, Inc. filing fee	$25,500
NYSE listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	To be furnished by amendment.

Item 32.	Sales to Special Parties.
     None.

Item 33.	Recent Sales of Unregistered Securities.
     Invesco Institutional (N.A.), Inc., our Manager, has purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.	Indemnification of Directors and Officers.
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.
     The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
     In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.
     Our charter authorizes us to obligate ourselves and our Bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.
     Our charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.
     We expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating partnership’s partnership agreement provides that we, as general partner through our wholly-owned subsidiary, and our officers and directors are indemnified to the maximum extent permitted by law.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Stock Being Registered.
     None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements and Exhibits.
     (a) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

     (b) Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Invesco Agency Securities Inc., IAS Operating Partnership, LP, Invesco Institutional (N.A.), Inc. and the underwriters named therein
1.2*	Form of Securities Purchase Agreement among Invesco Agency Securities Inc., IAS Operating Partnership, LP and the Invesco Purchaser
3.1*	Form of Articles of Amendment and Restatement of Invesco Agency Securities Inc.
3.2*	Bylaws of Invesco Agency Securities Inc.
4.1*	Specimen Common Stock Certificate of Invesco Agency Securities Inc.
5.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1*	Form of Management Agreement among Invesco Institutional (N.A.), Inc., Invesco Agency Securities Inc. and IAS Operating Partnership, LP
10.2*	Form of Agreement of Limited Partnership of IAS Operating Partnership, LP between Invesco Agency Securities Inc. and the Invesco Purchaser
10.3*	Equity Incentive Plan of Invesco Agency Securities Inc.
10.4*	Form of Restricted Common Stock Award Agreement
10.5*	Form of Stock Option Grant
23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	To be filed by amendment.

Item 37.	Undertakings.
     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (c) The undersigned registrant hereby further undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on August 4, 2008.

Invesco Agency Securities Inc.
By:	/s/ Richard J. King
Richard J. King, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Richard J. King and David A. Hartley and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Richard J. King Richard J. King	President and Chief Executive Officer (principal executive officer)	August 4, 2008
By:	/s/ David A. Hartley David A. Hartley	Chief Accounting Officer (principal financial officer)	August 4, 2008
By:	/s/ G. Mark Armour G. Mark Armour	Director	August 4, 2008
By:	/s/ Karen Dunn Kelley Karen Dunn Kelley	Director	August 4, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Invesco Agency Securities Inc., IAS Operating Partnership, LP, Invesco Institutional (N.A.), Inc. and the underwriters named therein
1.2*	Form of Securities Purchase Agreement among Invesco Agency Securities Inc., IAS Operating Partnership, LP and the Invesco Purchaser
3.1*	Form of Articles of Amendment and Restatement of Invesco Agency Securities Inc.
3.2*	Bylaws of Invesco Agency Securities Inc.
4.1*	Specimen Common Stock Certificate of Invesco Agency Securities Inc.
5.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1*	Form of Management Agreement among Invesco Institutional (N.A.), Inc., Invesco Agency Securities Inc. and IAS Operating Partnership, LP
10.2*	Form of Agreement of Limited Partnership of IAS Operating Partnership, LP between Invesco Agency Securities Inc. and the Invesco Purchaser
10.3*	Equity Incentive Plan of Invesco Agency Securities Inc.
10.4*	Form of Restricted Common Stock Award Agreement
10.5*	Form of Stock Option Grant
23.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

*	To be filed by amendment.